UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                 Amendment No. 1

                                   FORM 8-K/A

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 30, 2005

                                AngioGenex, Inc.
                 ----------------------------------------------
                 (Exact name of registrant specified in charter)

       Nevada                     000-26181                 86-0945116
 ------------------------   ------------------------    ------------------
 (State of Incorporation)   (Commission File Number)     (IRS Employer
                                                        Identification No.)


           425 Madison Ave Suite 902,  New York, New York 10017
           -----------------------------------------------------
           (Address of principal executive offices)  (Zip Code)

                               (212) 874-6608
                         --------------------------
                         Issuer's Telephone Number

           eClic, Inc., 8455 W. Sahara, Suite 130, Las Vegas, NV. 89117
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 30, 2005, eClic, Inc. entered into an Agreement and Plan of Reorganization with AngioGenex, Inc. ("AngioGenex") a New York corporation, pursuant to which we acquired all of the issued and outstanding capital stock of AngioGenex, Inc. in exchange for a total of 11,187,000 shares of our Class A common stock, constituting approximately 88% of the shares of our issued and outstanding common stock and 94% of our equity on a fully diluted basis.

A copy of the Agreement and Plan of Reorganization is filed as Exhibit 2.1 to this report.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 30, 2005, eClic, Inc. (the "Registrant"), a Nevada corporation, entered into an Agreement and Plan of Reorganization with Private AngioGenex, pursuant to which Private AngioGenex was merged with eClic Acquisition Corporation, a Nevada corporation, a wholly owned subsidiary of the Registrant with no assets or liabilities formed solely for the purpose of facilitating the merger.

Set forth below is certain information concerning the principal terms of the Merger and the business of the Registrant and Private AngioGenex

PRINCIPAL TERMS OF THE REVERSE ACQUISITION AND PLAN OF MERGER
----------------------------------------------------------------------------

In the merger, each outstanding share of Private AngioGenex common stock will be converted into one share of eClic Class A Common Stock. In connection with the merger, the Registrant will issue 11,187,000 shares of its Class A common stock to Private AngioGenex's stockholders in conversion of all of the 11,187,000 shares of Private AngioGenex's common stock outstanding on the date of the merger. Upon completion of the merger, the stockholders of AngioGenex will own a substantial majority of the outstanding shares of eClic Common Stock.

Registrant then amended its Articles of Incorporation to change its name to AngioGenex, Inc. At the closing of the merger, the number of directors of eClic was increased to four. The then-existing sole director of eClic appointed to the Board of Directors of eClic, Inc. four persons designated by AngioGenex, Inc., who are Richard Salvador, PhD., Michael Strage, Esq., Martin Murray, CPA, George Gould Esq., the sole person serving as the sole director and officer of eClic immediately prior to the closing of the merger, resigned from all of her positions with eClic, effective immediately after the closing of the merger.

The transaction contemplated by the Agreement is intended to be a "tax-free" reorganization pursuant to the provisions of Section 351 and 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

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

In connection with the merger, the outstanding common stock purchase warrants and stock options to purchase a total of 8,854,883 shares of Private AngioGenex's common stock were cancelled in exchange for warrants and stock options to purchase the same number of shares of the Registrant's Class A common stock at the same exercise prices and otherwise on the same terms as the AngioGenex Inc. stock options and warrants that were cancelled. Also, in connection with the merger, Registrant will assume the obligations of Private AngioGenex under certain convertible debt instruments (the "Convertible Notes") more fully described below.



Prior to the closing of the merger, pursuant to Section 7(e) of the Agreement, the Registrant repurchased 10,000,000 shares of Class A common stock from Evagelina Esparza Barrza in exchange for a note in the amount of $10,000, which decreased the issued and outstanding shares of eClic Class A Common Stock to 1,500,000 shares. The 1.5 million shares of eClic Class A Common Stock issued and outstanding immediately prior to the Merger will remain outstanding after the Merger and will represent approximately 12% of the Registrant's Class A common stock outstanding as of December 30, 2005. As a result of the completion of the merger, the stockholders of AngioGenex, Inc. now own approximately 88% of the Registrant's Class A common stock outstanding as of December 30, 2005 and 94% of our equity on a fully diluted basis.

All shares of capital stock held in the treasuries of Private AngioGenex or eClic immediately prior to the effectiveness of the merger automatically be canceled and extinguished without any conversion thereof and no payment was made with respect to treasury shares of Private AngioGenex.

For accounting purposes, this transaction is being accounted for as a reverse merger, since the stockholders of Private AngioGenex own a majority of the issued and outstanding shares of the Class A common stock of the Registrant, and the directors and executive officers of Private AngioGenex became the directors and executive officers of the Registrant. Upon consummation of the Agreement and the related transactions, the members of the Board of Directors of the Registrant consist of Richard Salvador, PhD., Michael Strage, Esq., Martin Murray, CPA, and George Gould Esq. Mrs. Evangelina Esparza resigned as the President and all other offices held by her and as the sole Director of the Company. Except as provided for in the Agreement, no agreements exist among present or former controlling stockholders of the Registrant or present or former members of Private AngioGenex with respect to the election of the members of the board of directors, and to the Registrant's knowledge, no other agreements exist which might result in a change of control of the Registrant.

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FORM 10-SB DISCLOSURE

As disclosed elsewhere in this report, on December 30, 2005, we acquired Private AngioGenex in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the transaction disclosed under Item 2.01 (i.e., the reverse acquisition), then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 or, as in our case, Form 10-SB.

Accordingly, we are providing below the information that would be included in a Form 10-SB if we were to file a Form 10-SB. Please note that the information provided below relates to the combined Company after the acquisition of Private AngioGenex, except that information relating to periods prior to the date of the reverse acquisition only relate to the Company unless otherwise specifically indicated.

      The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This Current Report on Form 8-K contains forward-looking statements which reflect the views of the Registrant and its new members of management with respect to future events and financial performance. These forward-looking statements, including statements regarding the future plans of the Registrant, the development of the products and technologies owned by the Registrant and its subsidiary, and the market and need for those products, are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. Forward-looking statements are identified by words such as "anticipates," "believes," "estimates," "expects," "plans," "projects," "targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Registrant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


DESCRIPTION OF THE REGISTRANT
-----------------------------

The Registrant, a Nevada corporation, was incorporated on March 1, 1999. At the Effective Time of the Merger, the principal business objective and focus of the Registrant was to market licensed pharmaceuticals over the internet. This business strategy was unsuccessful because Registrant was unable to obtain the necessary licenses. At the Effective Time of the Merger, the Registrant fell within the definition of a "shell company' as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934.

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The shares of common stock of the Registrant are not currently listed on any stock exchange.  No shares have traded since the inception of the Company.

Following the Merger, the stockholders of Private AngioGenex became stockholders of the Registrant. The officers and directors of the Registrant prior to the Merger resigned and, concurrently all executive officers of Private AngioGenex became executive officers of the Registrant, and the Board of Directors of Private AngioGenex became the Board of Directors of the Registrant. Upon the consummation of the Merger, Private AngioGenex merged with and into a wholly-owned subsidiary of the Registrant, the subsidiary then changed its name to AngioGenex Therapeutics Inc. and the Registrant changed its name to: AngioGenex, Inc. on December 30, 2005.

Except as otherwise indicated by the context, references in this report to "Company,""we,""us," or "our," are references to the combined business of AngioGenex, Inc. (formerly eClic, Inc.) and its wholly-owned subsidiary AngioGenex Therapeutics, Inc. (formerly eClic Acquisition, Inc.) and the surviving entity in the merger with AngioGenex, Inc., a Nevada corporation.

AngioGenex is a development stage biopharmaceutical company founded to create products that are uniquely useful for the treatment, diagnosis and prognosis of cancer. Our programs focus on (1) the discovery and development of orally active anti-cancer drugs that act by modulating the action of the Id proteins,
(2) the measurement of Id proteins in tumors and blood to create products for the diagnosis and prognosis of cancer and (3) generating proof-of-concept data in relevant preclinical models to establish that modulation of Id genes and proteins is useful to treat non-oncologic diseases in which a surplus or deficit in the growth of blood vessels is an important part of the underlying pathology. Our proprietary technology is based on the research work of Dr. Robert Benezra and his colleagues at Memorial Sloan Kettering Cancer Center (MSKCC), who discovered the Id (inhibitor of differentiation) genes and corresponding Id proteins and established their role in the formation of new blood vessels (angiogenesis) required for tumor growth and metastasis. Our intellectual property includes the rights to biotechnology in the Id field, which we acquired under exclusive worldwide licenses from MSKCC, and our own patentable findings that we have generated while developing our Id based anti-angiogenesis anti-cancer and other strategies.

AngioGenex was incorporated in the State of New York on March 31, 1999 and commenced operations in April 1999.


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On January 1, 2001, AngioGenex, Inc. signed a two-year industrial research agreement with Memorial Sloan Kettering Cancer Center ("MSKCC") to sponsor the research to determine if Id proteins are useful targets for anti-angiogenic drug design, which may be highly specific for the inhibition of tumor vasculature thereby blocking the growth and/or metastasis of a majority of neoplasms with few side effects. The research agreement provided that the Company would fund the project on a quarterly basis. The Company was committed to pay for legal costs in connection with related patent applications and protection. The Company paid $308,000 to MSKCC in connection with this research project. The research yielded valuable proprietary intellectual property in the form of "know-how" and trade secrets in the ID field.

In March of 2000, in exchange for $30,000 we obtained from MSKCC an exclusive worldwide right and license in the field of use, including to make, have made, use, lease, commercialize and sell licensed products and to use licensed processes derived from the invention. The agreement provides that an additional $200,000 shall be paid to MSKCC upon the submission to any regulatory authority of the first new drug application for any licensed product and $500,000 to be paid upon the first regulatory authority approval. In addition, the agreement also provides for royalty payments to MSKCC ranging from 2.5% - 4% of net sales and 15% of gross revenues from sub-license fees.

AngioGenex is a development stage company and has incurred significant losses since inception. We had an accumulated deficit of approximately $3,240,000 as of September 30, 2005. These losses have resulted principally from costs incurred in connection with research and development activities, license fees and general and administrative expenses.


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


History and Background
----------------------

SCIENTIFIC AND TECHNICAL INFORMATION


Cancer is a genetic disease resulting in deregulated cell growth. Tumor suppressor genes and oncogenes inhibit or stimulate cell growth or proliferation and are normally in balance. Mutations in either or both of these gene classes can lead to cancer. Over the past 20 years, much research has focused on inhibiting the growth of tumor cells by either altering the activity of oncogenes or tumor suppressors so that normal growth properties are restored. This approach has met with limited success for several reasons. Tumor cells can acquire mutations rapidly and drugs designed to kill the tumor cell or alter protein activity are often countered with further mutations leading to drug resistance. In addition, many of the oncogenes and tumor suppressors have normal counterparts that are required for normal cell functions so that inhibiting their activity often causes serious side effects and toxicities. Finally, the mechanisms of action of some oncogenes and tumor suppressors are poorly understood limiting the development of more specific drug therapies. For these reasons, alternate approaches to the management and cure for cancer have been actively pursued.

THE ANTI-ANGIOGENIC APPROACH. One anticancer approach that has received much attention in recent years is targeting of the blood supply of the tumor. If tumors are prevented from recruiting new blood vessels for nutrients (through a process called angiogenesis) they cannot grow beyond a very small size and cannot spread (metastasize) to other parts of the body, rendering them essentially harmless to the patient. This approach is attractive because unlike tumor cells, the cells that form blood vessels do not acquire mutations at any appreciable rate and, therefore, acquired drug resistance is unlikely. In addition, the Company believes that the growth of blood vessels around tumors is a different process than normal angiogenesis in adults suggesting it is possible to develop non-toxic drug regimens for treating cancer. Normal angiogenesis occurs in adults primarily in wound healing and certain reproductive functions. Finally, the molecular steps that result in angiogenesis are becoming better understood, thereby providing new targets for anti-angiogenic drug design. Among these, the Id proteins have been demonstrated to play a key role in tumor angiogenesis. The Company is pursuing strategies to inactivate either the Id genes or Id proteins to inhibit the growth and metastasis of tumors.

Figure showing that the loss of Id genes prevents blood vessel formation in implanted Matrigel plugs. Wild type (left panel) or Id knockout (right panel) mice were inoculated with a Matrigel plug containing VEGF (a powerful angiogenesis promoting factor). The plug was removed after 10 days, sectioned, stained with H&E and the stained section observed at magnifications of 100x and 400x. Extensive blood vessel formation into the Matrigel plug is observed in the wild type animals. No blood vessel formation is observed in the animals lacking the Id1 and Id3 genes.



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A NOVEL STRATEGY FOR CANCER THERAPY.  The Id genes act early in fetal development to promote the growth of cells and blood vessels but are turned off prior to birth and are usually inactive in adult life. Id is reactivated in many tumor cells in the early stages of the disease and, importantly, it is also expressed in the blood vessels that infiltrate tumors. Through genetic manipulations in mice it has been shown that partial loss of Id function leads to a profound inhibition of the growth and metastasis of tumors. This inhibition can be attributed to the failure of the animals to develop an intact vasculature (network of blood vessels) within the tumor mass resulting in significant cancer cell death. Importantly, animals with reduced Id levels show no other obvious physiological abnormalities. Thus, the Id genes and proteins become attractive drug targets for the following reasons:

  o The Id proteins have been shown to be a key component for tumor angiogenesis.
  o The Id proteins are fetal specific and are only re-expressed during tumor vascularization but not in normal adult vasculature (with the exception of wound healing and reproductive functions) making it possible to design drugs that are not expected to cause side-effects
  o Only partial reduction in Id activity causes a significant inhibition of tumor angiogenesis.
  o The mechanism of Id action is well understood-thus allowing high-throughput screening and rational design of drug candidates.
  o Inactivation of Id before or after tumor formation is effective in preventing or limiting tumor growth in animal models that the Company believes is reasonably predictive of human activity.
  o Compounds of a known chemical class have been identified that bind and inhibit the Id protein in a biochemical and a cell culture screen. The Company is actively studying their activity for the design of more potent and efficient Id protein inhibitors.


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APPLICATIONS OF THE TECHNOLOGY. There are multiple therapeutic and prognostic/diagnostic applications of the Company's Id technology platform.

  o Id-Based Oncology Therapeutics. The discovery and development of one or more anticancer drugs is the primary corporate goal of AngioGenex. There is considerable evidence to demonstrate the effects of several Id proteins (Id1, Id2, and Id3) on different aspects of cellular growth. The participation of Id proteins in advanced human malignancy has been supported by the discovery that they exert pivotal contributions to essential cellular alterations that collectively cause malignant growth. The Id proteins support the formation of blood vessels into tumors that results in growth and metastasis. These proteins comprise a particularly compelling target for drug discovery because they are either absent or present in very low concentration in normal adult tissues. They are required only for wound healing and certain reproductive functions in adults. As a result, inhibition of Id proteins would be limited to the tumor and would not be expected to affect normal cellular functions and cause toxicity like other anti-angiogenic drugs that are less selective. Dr. Benezra has shown that mice that are deficient in one or more copies of the Id proteins (Id1 and/or Id3) are unable to support the growth and metastasis of tumors caused by the injection of several different types of cancer cells. Negative effects of Id deletion on preformed tumors have also been demonstrated. The evidence for the lack of growth of tumors with Id deficiency has been extended by using genetically modified mice that harbor either activated oncogenes or mutated tumor suppressor genes that are commonly found in human cancers including breast and prostate. The inhibition of tumor growth in these animals is especially important since they are the most challenging models available and, as a result, are not often used by others to identify anti-cancer drugs. These are compelling models that mimic the human course of the disease because these animals are immune competent and the tumors develop spontaneously rather than grow from tumor cells that are injected into the mouse.

  o Id-based Products for Diagnosis/Prognosis of Cancer. The Company, in collaboration with BioCheck, Inc. is investigating the Id technology for its potential for the diagnosis and prognosis of various types of cancers. Clinical data acquired from the Albert Einstein School of Medicine shows that the presence or absence of Id2 is highly prognostic for the outcome of neuroblastoma in children. Measurement of Id2 as a prognostic for


                                     9
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     neuroblastoma will be useful in deciding the type of therapeutic intervention employed to treat this devastating childhood cancer. The neuroblastoma prognostic, expected to reach the market in 2006, will be the first of several diagnostic/prognostic products based on Id technology. The development of a serum test for breast cancer using a standard ELISA format is the second diagnostic product that is under development. Pilot measurements of serum Id proteins from patients with breast cancer suggest the possibility of developing a highly sensitive test that will allow early detection and the ability to monitor the progress of the disease during and after therapy. A small number of serum samples comparing age matched normal individuals and breast cancer patients were assayed blindly using the ELISA assay developed at BioCheck. This diagnostic test correctly identified the breast cancer patients and gave no false positives or false negatives. Additional clinical testing will be conducted to confirm these findings. The ability to detect the presence of breast cancer at a very early stage would allow early intervention and a much better opportunity to treat this disease successfully. The test would also provide early detection of reemergence of the disease following therapy and signal the need to re-institute therapy. Recent reports in the scientific literature suggest that Id measurements could also be useful in the prognosis of melanoma and cervical cancer. As testing for Id proteins progresses in breast cancer patients, it is likely that other tumors will eventually be made part of the Company's efforts in the diagnostic/prognostic area. The development of highly sensitive diagnostic and prognostic tests of the ELISA type is aided by the use of monoclonal antibodies (mAbs) to the Id proteins. BioCheck has developed mAbs for both human and mouse Id1, Id2 and Id3. These antibodies will also be used to identify those tumors in which Id proteins are expressed that may be amenable to anti-Id therapy. The mAbs to the Id proteins are being patented by AngioGenex and BioCheck but their distribution and use is controlled by AngioGenex. Their availability is expected to provide AngioGenex multiple opportunities to answer key questions regarding the action of the Id proteins that could not be addressed heretofore with certainty since only polyclonal antibodies are commercially obtainable. Their availability is expected to have a positive impact on progress of our product development programs. The Company has had many requests for these mAbs from academic research investigators whose work could add significantly to our understanding of the role of the Id genes in angiogenesis. While the Company welcomes these collaborations, the mAbs are only being distributed under conditions that reserves to AngioGenex all rights for research findings of commercial value that emerge as a result of their use.


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  o  Id-Related Ocular Therapeutics. There are other important diseases besides cancer in which the abnormal growth of blood vessels contributes to the underlying pathology. These include ARMD (age related macular degeneration) and diabetic retinopathy where growth of blood vessels has been implicated in the loss of vision and blindness. These are major diseases for which existing treatments are unsatisfactory. Medical experts in these diseases believe, and there is some experimental evidence to suggest, that blocking the growth of blood vessels would be therapeutic. The Company has obtained promising results in two animal models used routinely to identify drugs useful to treat these diseases. The first model involves subjecting very young mice to high oxygen concentrations (hyperoxia), a procedure that causes growth of blood vessels in the eye. This model is used routinely to screen for agents to treat ARMD. The absence of Id genes and proteins prevented the growth of blood vessels into the eye in this animal model. A second mouse model of ARMD that employs argon laser injury was also used to investigate the role of the Id genes and proteins in ocular angiogenesis. The argon laser model is the most predictive of a beneficial action of a drug or procedure for the treatment of ARMD. As in the hyperoxia model, Id deletion resulted in a failure of growth of new blood vessels into the eye. Additional research is being conducted to confirm and extend these findings and anti-Id molecules will be used in an attempt to reproduce these results. An antisense molecule that is known to block blood vessel formation in one in vivo model will be tested in the eye models and, if active, additional investigations will be initiated to identify a chemically related compound with more desirable properties that could be considered for development as a therapeutic for ARMD. It is possible to administer an antisense molecule by intravitreal injection for therapeutic purposes. This is acceptable medical practice because of the need to find a treatment that prevents loss of vision and blindness. siRNA (small interfering RNA) type molecules that would have similar application will also be tested in these models. After selection of a molecule suitable for development as a drug, the Company will seek a partner in the ocular area who will assume responsibility for completing the work to market. All research in the ocular area is currently being conducted for the Company by Glenn Stoller MD, the principal investigator and a practicing ophthalmologist and Patricia D'Amore PhD (Schepens Eye Institute, Harvard), an expert in angiogenesis in the eye.


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

  o Modulation of Id Proteins to Treat Other Non-Oncologic Diseases. The manipulation of the Id genes and proteins offers multiple therapeutic opportunities that will be explored through proof-of-concept studies in suitable animal models with the goal of partnering drugs for use in non-oncologic indications with large pharmaceutical companies. The goal is to develop convincing evidence of the therapeutic potential of modulating the Id proteins by conducting proof of principle preclinical studies. This would include diseases such as severe arthritis and endometriosis where growth of blood vessels is part of the underlying pathology. It is not known at this time whether the pathology observed in these diseases involves the action of the Id proteins but there are animal models that can be used to test this hypothesis. The goal is to identify those diseases that are most likely to respond to anti-angiogenic therapy by testing in the appropriate animal models whether blood vessel formation can be blocked and whether doing so causes a reduction in the severity of the disease that occurs in these animals. Since the animal models closely mimic the human course of these diseases, the Company's proprietary Id knockout (KO) and Id KO/SCID mice will provide a convenient way to evaluate the role of Id proteins. If such a relationship is shown, anti-Id molecules identified in the cancer and ocular therapeutic programs will be evaluated for their ability to replicate the therapeutic effect obtained in the presence of the Id proteins for these other indications.

  o Therapeutic Angiogenesis. The Company believes that therapies based on its proprietary Id-platform technology may also be useful to treat medical conditions in which it is important to increase blood vessel formation at a particular site in the body as in ischemic cardiovascular disease or wound healing, large markets that are not served well by current treatments. These indications would include myocardial infarction and peripheral vascular disease. During the course of screening for anti-Id drugs, it is possible that molecules that stimulate the formation of blood vessels will be identified. A commercial relationship would be sought with companies interested in drugs with pro-angiogenic properties.

RISK MANAGEMENT STRATEGY. The Company recognizes the risk associated with any early stage technology and has attempted to minimize this risk by evaluating the use of the Id technology in multiple product opportunities. The first priority of the Company is to discover and develop an anti-cancer drug that acts by preventing the formation of blood vessels (angiogenesis) into tumors by either by blocking the action of the Id genes or Id proteins. The validation of the usefulness of inhibiting blood vessel formation in cancer has been shown in man using drugs such as Avastin{trademark} whose target is vascular endothelial growth factor (VEGF). While these drugs appear to be only modestly effective, they demonstrate the potential value of treating cancer by this approach and suggest that a more potent and selective agent would be an even more important addition to cancer therapy.

The Company has identified both an antisense and a small organic molecule that inhibit the Id-related process responsible for formation of new blood vessels. These molecules are being optimized with the goal of selecting one or more for testing in animals and later in man. Simultaneously, additional research is being conducted to identify other inhibitors with characteristics that are superior through a contractual arrangement with Cengent Therapeutics, Inc (San Diego, Ca.) using a rational computational drug design approach. Their initial studies have led to the identification of approximately 350 chemical structures that are being obtained for screening. This effort has identified two lead molecules suitable for testing in animal models of cancer. While progress in the identification of an anti-Id molecule is proceeding with some success, the Company is acutely aware of the difficulties that are usually encountered in finding a drug that is effective in treating cancer. The major obstacle is the heterogeneity of tumors. That is, while cancer is thought to begin with the mutation of a single cell, the tumors that are formed are made up of numerous cellular cousins. As a result, drug treatment does not usually eliminate all the tumor cells (resistance) and the recurrence and metastasis of a tumor can be fatal. A major advantage of the Company's technology is that it is expected to circumvent this problem; anti-Id therapy is not aimed at the heterogeneous tumor cells but at the source of the formation of blood vessels. The latter are necessary if a tumor is to survive beyond the size of a pencil eraser. Elimination of the action of the Id proteins has been shown to block tumor formation in genetically modified animals that carry the human form of tumors with an effectiveness that is unequaled in the scientific literature.

While the discovery and development of one or more drugs to treat cancer is in progress, the Company is also engaged in other activities that the Company believes may bring in revenue through the application of the Id technology to other medical uses. This revenue will be used to support company operations and to further the effort to bring an anti-cancer drug to market. This strategy is aimed at reducing the risk associated with relying primarily on development of an anti-cancer drug as the first Company product. This strategy can be summarized and takes several forms. The Company has entered into an agreement with BioCheck Inc. for the development of diagnostics/prognostics from which, if the program is successful, the Company will receive milestone and royalties payments. In addition, the Company is determining if application of the Id technology has the potential to treat other non-oncologic but important diseases in which the growth of blood vessels is part of the underlying pathology. Experiments are in progress in animal models to identify antisense molecules that block new blood vessel formation by blocking expression of Id proteins. Molecules with this property are potentially useful to treat ocular diseases such as age related macular degeneration and diabetic retinopathy. Preliminary findings in two, recognized animal models of age related macular degeneration indicate that blocking the action of the Id genes prevents the abnormal growth of blood vessels into the retina. Animal models of endometriosis and obesity are also being tested to determine if abnormal blood vessel formation is prevented in the absence of the Id genes. Animal models of other human diseases will be pursued in the future as resources allow.

The goal is to determine if blocking the formation of blood vessels in these models results in a reduction of the symptoms that mimic those found in the same disease in humans.

The Company will not develop these products to market but will use this information to seek partners with expertise in the particular disease in which favorable results are obtained and, in return, the Company expects to receive milestones and royalty payments. It is also possible that research to discover a small molecule inhibitor of the Id genes or Id proteins will result in the identification of a compound that stimulates blood vessel formation. This molecule would be useful to promote wound healing or treat cardiovascular problems such as coronary artery disease and peripheral vascular disease where it is important to increase the blood supply to a particular area. Following the identification of a molecule with this property, the Company would seek a partnership with a company specializing in these diseases.

The revenue generated by the partnering arrangements in the diagnostic/prognostic area and diseases other than cancer will aid in supporting all phases of operations of the Company and will increase financial stability. This will enable the Company to focus internally on the application of the Id technology to develop orally active anti-cancer drugs. Using this strategy, the overall risk will be somewhat mitigated by mixing the higher risk associated with the anti-cancer project with an increased chance of success in one of a number of non-oncologic projects where risk is shared with a partner. This also permits the Company to focus undistracted on the cancer project.


COMPANY CORPORATE PARTNERING STRATEGIES

Partnering Therapeutic Applications. Depending upon the therapeutic area, the Company strategy is to partner drugs at different stages of development to major healthcare companies. In oncology, drug candidates will be tested through pivotal Phase II trials to obtain evidence of safety and efficacy in man prior to seeking a partner. In non-oncologic indications, a partner will be sought after a drug has been demonstrated to be potentially useful in proof-of-concept testing in animal models that mimic human disease. For example, the Company strategy is to partner an anti-angiogenic compound that prevents growth of blood vessels into the eye with a major firm that specializes in ocular products and to partner a pro-angiogenic molecule with a major firm that specializes in treating cardiovascular disease or wound healing. Partnering will reduce the Company's need to finance long-term clinical trials through the sale of equity and may increase the probability of success. It offers the potential of obtaining revenue from products in multiple therapeutic areas in which AngioGenex has limited drug discovery and development programs. The funding from partnering sources, in indications that are non-core to AngioGenex, may benefit AngioGenex in additional ways such as cost sharing/reduction in areas that may be common to all programs, funding for cancer therapeutic programs from non-equity sources and others.

PARTNERING DIAGNOSTIC/PROGNOSTIC APPLICATIONS. The Company has contracted with BioCheck Inc. as its partner in the diagnostic/prognostic area. John Chen, Ph.D., the founder of BioCheck Inc. ("BioCheck") has a proven record in the field having created a number of successfully marketed diagnostic kits including EPT{trademark} (Early Pregnancy Test). AngioGenex has licensed the rights to develop Id based prognostics and diagnostics to BioCheck in exchange for milestones, royalties and the right to use internally, any developed technology (such as new assays or monoclonal antibodies). The Company supports the laboratory work at BioCheck by providing assays, reagents, tumor tissue and blood, as well as serving as consultants to provide current knowledge and expertise regarding new research findings in the field of Id proteins.

Currently, BioCheck is developing monoclonal antibodies (mAbs) for all four Id proteins (Id1, Id2, Id3 and Id4) for use in standard ELISA type tests and for kits for detection of the proteins in tumors and other tissues. These mAbs are critical to the development of diagnostics and all other research in the Id area. mAbs have been developed for Id1, Id2, and Id3 and are being used for these purposes.

CURRENT RESEARCH FOCUS.

The Company is conducting research essential to the discovery of anti-Id type molecules suitable for development as anti-cancer drugs, at a number of contract research organizations and collaborating laboratories. Part of this effort will involve the screening, using a Company developed assay, of both large and small libraries of small organic and naturally occurring molecules for their ability to inhibit the Id proteins. This will be done by one or more contract research organizations that specialize in this type of work and either have large libraries of compounds available for testing or will be based upon libraries purchased or developed by the Company. Rational drug design will also be employed using the most advanced research technology. For example, the crystal structure of Id1 has been identified and computational analysis is being used to determine the site of binding of a known anti-Id drug with modest inhibitory activity. This is an orally active organic molecule from a well-known chemical class. Based on these findings, screening results and other information that has been accrued, the Company has a plan for the identification of other, more potent anti-Id molecules.

The Company has entered into a contract with Cengent Therapeutics Inc., a leader in computational chemistry and structure based drug design and commenced a collaborative effort in June 2004. Their findings have led to the selection of approximately 350 small molecules and 12 peptides that were acquired for further winnowing through additional screening with the objective of selecting one or more compounds for more advanced testing. Two compounds with the desired anti-Id property have been identified for testing in established animal tumor models for their ability to block blood vessel formation and to inhibit tumor growth. Further refinement of the structure of an active molecule through iterative testing is part of the process and is expected to result in the identification of a proprietary "lead" compound with the desired anti-tumor properties.

The lead compound will be subjected to further testing in animals to obtain preliminary knowledge of its properties including safety and then it will be subjected to the more stringent tests required to complete the FDA requirements for an IND (Investigational New Drug Application). Clinical studies will then be conducted first in normal volunteers and then in cancer patients to obtain preliminary results regarding the safety and efficacy of the drug (Phase I &
II). If the results of both the animal and clinical studies indicate that the drug has potential as an anti-cancer agent, the Company will attempt to identify a partner willing to assume financial responsibility while sharing clinical development responsibility for completing the requirements for an NDA (New Drug Application) and marketing.

INTELLECTUAL PROPERTY

The Company will prosecute and protect its current patent applications worldwide and expects to file additional patents based on its own work and continuing research in the laboratories of Dr. Benezra at MSKCC and BioCheck, Inc. to the extent such work either falls within existing licenses or becomes the subject of new licenses. The Company will seek to expand its position in Id technology through the licensing and acquisition of additional related technologies.

The Company has license agreements with MSKCC granting worldwide exclusive license to the following pending patent applications. They include the use of the Id genes and proteins as therapeutic targets, the Id knockout mouse and the use of Id measurements to develop a diagnostic and/or prognostic test for use in cancer.

  o "Methods For Modulating Tumor Growth And Metastasis of Tumor Cells," United States and PCT applications filed on March 8, 2000
  o "Inhibitor of Differentiation Knockout Mammals and Methods of Use Thereof," United States and PCT applications filed on March 8, 2000

In Addition, the collaboration with BioCheck, Inc. has led to a number of proprietary, joint inventions regarding ID antibodies. Pursuant to the agreement between the companies these inventions are being protected by patent filings, and are subject to the terms of the Development and Marketing Agreement. While a number of patent applications are being prepared. To date the collaboration has led to the filing of the following application covering antibodies for ID-1:

   * "Novel Monoclonal Antibodies to ID1," United States and PCT applications filed June 16, 2005.

In addition the company owns exclusively, the rights to other important "know-how" in the field, including biological and chemical assays, antibodies and the chemical structures of the Id molecules, which are all necessary for the successful completion of the medicinal chemistry involved in designing compounds to inhibit Id activity and stifle angiogenesis. In sum, the Company's intellectual property position is comprehensive with proprietary priority patents pending and "know-how," in the Id field.

AGREEMENTS

AngioGenex has exclusive rights to any novel technology in angiogenesis that emerged from two research agreements supporting Dr. Benezra's laboratory for the period from 2000 to 2002. The Company agreed to a license with BioCheck, Inc. for the development of prognostics and diagnostics. The Company collaborated with Chiron Corporation to evaluate the ability of an anti-Id antisense molecule to block angiogenesis. AngioGenex provided a final report to Chiron that gave Chiron until July 9, 2004 to commence negotiations of a collaborative development agreement or provide AngioGenex the exclusive rights to the data (but not the molecule). Chiron informed the Company that it had elected not to enter such negotiations. The collaboration with Chiron has been completed and AngioGenex has the exclusive rights to all data generated during the collaboration. This information will aid the Company in its efforts to identify an antisense molecule suitable for development as a drug. The Company has entered into a contract with Cengent Therapeutics Inc. for the identification and screening of anti-Id molecules. In addition, the Company utilizes the services of academic institutions and contract organizations such as Comparative Biosciences, Inc., to conduct routine animal testing procedures.



MILESTONES

The anticipated timing for achieving key milestones in Company product development programs is given in the Gantt chart shown on the next page. Achieving these milestones depends upon successful fundraising. With adequate funding, the Company anticipates achieving the following:
 o By early 2006, identify optimized lead anti-Id molecules suitable for development for oncology and ocular use.
 o By mid-2006, achieve a partnership in ocular therapeutics.
 o By mid-2006, conclude at least one corporate partnership in a non-oncologic, non-ocular therapeutic area
 o By late 2007, have one or more diagnostic/prognostic products on the market

                                [SEE GRAPHIC]


THERE CAN BE NO ASSURANCES THAT EVEN WITH ADEQUATE FUNDING THESE MILESTONES WILL BE MET.

COMPETITION
-----------

The Company believes that there is no other company developing an Id-based therapeutic, diagnostic or prognostic product. However, there are a large number of competitors developing cancer therapeutics based on an anti-angiogenic approach. There are also, a significant number of companies developing therapeutics and diagnostics based on other technologies. Table 4 below presents the competitors' principal anti-angiogenic drug and biologic candidates currently in clinical trials. The table is representative and not all-inclusive.


TABLE 4. PRINCIPAL ANTI-ANGIOGENIC DRUGS IN CLINICAL TRIALS FOR CANCER
Drug             Company          Action(s)        Clinical status
---------------  ---------------  ---------------  ----------------------------
Avastin          Genentech, Inc.  Monoclonal       Market approval first-line
                                                   or previously untreated
                                                   metastatic cancer of the
                                                   antibody to VEGF colon or
                                                   rectum received Q1/04

                                                   Phase III for adjuvant
                                                   colorectal cancer, renal
                                                   cell carcinoma, prostate
                                                   cancer, and metastatic and
                                                   locally advanced pancreatic
                                                   cancer

Neovastat AE-941 NCI, Aeterna     Multiple         Phase III for NSCLC
                 Zentaris Inc.    mechanisms, eg,
                                  inhibits MMPs,
                                  blocks binding of
                                  VEGF to its
                                  receptor,
                                  promotes
                                  apoptosis of
                                  endothelial cells
                                  and increases
                                  levels of
                                  angiostatin, a
                                  naturally
                                  occurring anti-
                                  angiogenic agent.
Thalidomide      Celgene          Immunomodulation? NDA submitted for  multiple
                 Corporation                        myeloma, Phase III for renal
                                                    cell cancer, Phase II
                                                    for prostate


                                     19

Revlimid/Actimed Celgene           Immunomodulatory Phase II/III for prostate
                 Corporation       thalidomide      and multiple  myeloma,
                                   analogs          Phase III for metastaic
                                                    melanoma, Phase II for solid
                                                    tumors and MDS

Combrestatin-A4  OXiGene          Directly inhibits Phase  I/II for advanced
                 Corporation      endothelial cells colorectal cancer, Phase II
                                                    for breast, Phase  I  for
                                                    cervical,  Phase I/II for
                                                    head/neck cancer, Phase II
                                                    for lung cancer, Phase II
                                                    for ovarian cancer, Phase
                                                    I/II prostate cancer, Phase
                                                    II for advanced regional
                                                    or metastatic anaplastic
                                                    thryoid cancer

PTK787           Schering AG      Inhibits VEGF     Phase III for colorectal
ZK222584                          receptor tyrosine
                                  kinases

BMS-275291       Bristol Meyers   MMP inhibitor     Phase III combination with
                 Squibb Co.                         Paclitaxel and Carboplatinfor
                                                    for NSCL

Cilengitide      Merck KGaA       Integrin          Phase I for solid tumors or
(EMD121974)                       inhibitor         lymphoma

Panzem           EntreMed, Inc.   Steroid (2-       Phase II for various solid
                                  methoxy           tumors
                                  estradiol)

LY317615         Eli Lilly & Co.  Protein kinase C  Phase II for gliomas &
                                  inhibitor         lymphomas

IL-12 + IL-2     NCI, Chiron,     Multiple          Phase I for lymphoma, Phase
                 Wyeth            mechanisms        I for neuroblastoma

IL-12            Wyeth, NCI       Multiple          Phase II for  lymphoma,
                                  mechanisms        Phase II for ovarian, Phase
                                                    I for kidney, Phase I for
                                                    solid tumors


                                     20

Fragmin          Pfizer, Inc.     Blocks matrix     Phase II/III for pancreatic
                                                    breakdown

Suramin          Pfizer, Inc.     Blocks matrix     Kidney Phase I/II, breast
                                                    cancer Phase I/II Phase I
                                                    for bladder
                                                    breakdown

VEGF-Trap AVE0005Sanofi-Aventis   Blocks VEGF       Phase I for solid tumors,
                 Regeneron                          Phase I for non-Hodgkin's
                 Pharmaceuticals                    lymphoma
                 Inc.

Vitaxin          Medimmune, Inc.  Antibody that     Phase II for melanoma and
                                  inhibits key      prostate cancer
                                  integrin

ZD6474           AstraZeneca Plc  Blocks VEGF and   Phase III for myeloma, SCLC
                                  EGF receptors     and NSCLC, Phase II for
                                                    solid tumors

PI-88            Progen Industries Mechanism not    Phase II for myeloma, liver
                 Ltd.              established      and lung cancer

IMC-1121b        Imclone          Inhibition of     Phase I for solid tumors
                                  VEGFR-2
CDP791           Imclone          Inhibition of     Phase II for solid tumors
                                  VEGFR-2


Three matrix metallo-proteinase (MMP) inhibitors (not included in the above table) recently failed Phase III clinical trials as anti-angiogenic agents to treat cancer: BB-2516 (British Biotech), prinomastat (Pfizer, Inc.) and tanomastat (Bayer AG). In this same period of time, one VEGF receptor tyrosine kinase inhibitor, SU5416 (Pfizer, Inc.), also failed in Phase III testing.

Most of the drugs in the above table are directed at biochemicals that are growth factors (VEGF (vascular endothelial growth factor), FGF (fibroblast growth factor), and others), or important remodeling chemicals such as integrins, MMPs, and others.

Several VEGF antagonists, not included in the above table, are available to treat ARMD. Eyetech Pharmaceuticals Inc. ("Eyetech") is using aptamer technology to block the VEGF protein and Genentech Inc. is evaluating the binding of a Mab fragment (Lucentis) to block VEGF. The Eyetech product, Macugen, recently received market approval. Several years ago, Visudyne{trademark}, a non-thermal laser/drug (photodynamic therapy) treatment, was approved for use with patients with wet ARMD. However, the efficacy of this treatment is marginal. Finally, direct laser treatment to destroy the new blood vessels blocking vision is possible for a limited number of patients whose ocular blood vessels are uniquely positioned in the eye.

One product is already on the market to stimulate angiogenesis. Regranex{reg-trade-mark} (becaplermin) is a recombinant human platelet-derived growth factor-BB that was approved in 1997 for the treatment of diabetic foot ulcers. It has proven to be a potent stimulator of angiogenesis and has the capacity to stabilize newly formed blood vessels. The drug is used in conjunction with standard wound care practices, including debridement, infection control, off-loading, and maintaining a moist wound environment. Regranex brought in revenues of $95 million in 2001. Other growth factors are also being studied to stimulate angiogenesis. Fibroblast growth factor (FGF) 1, 2 and 4 are being studied by Fulda Medical Center, Chiron Corporation and Schering AG, respectively, to treat either CAD (coronary artery disease) or PAD (peripheral artery disease). Human Genome Sciences Inc. is evaluating a keratinocyte growth factor, KGF-2, to treat wounds and Genentech Inc. is studying VEGF for PAD.

Various efforts are being made to deliver the growth factors noted above using gene therapy approaches.

GOVERNMENT REGULATION
---------------------

The FDA and comparable regulatory agencies in foreign countries, as well as drag regulators in state and local jurisdictions, impose substantial requirements upon the clinical development, manufacture and marketing of pharmaceutical products. These agencies and other federal, state and local entities regulate research and development activities and the human testing, manufacture, quality control, safety, effectiveness, labeling, storage, record keeping, approval, advertising, and promotion of AngioGenex's lead product and any other products we may develop, acquire, or in-license).

The process required by the FDA under the drug provisions of the United States Food, Drug, and Cosmetic Act before AngioGenex's initial products may be marketed in the U.S. generally involves the following:

   o   Preclinical laboratory and animal tests;
   o Submission of an IND, which must become effective before human clinical trials may begin;
   o Adequate and well-controlled human clinical trials to establish the safety and efficacy of the product candidate for its intended use;
   o   Submission to the FDA of an NDA; and
   o   FDA review and approval of an NDA.

The testing and approval process requires substantial time, effort, and financial resources, and we cannot be certain that any approval will be granted on a timely basis, if at all. Preclinical tests include laboratory evaluation of the product candidate, its chemistry, formulation and stability, s well as animal studies to assess the potential safety and efficacy of the product candidate. Certain preclinical tests must be conducted in compliance with good laboratory practice regulations. Violations of these regulations can, in some cases, lead to invalidation of the studies, requiring such studies to be replicated. In some cases, long-term preclinical studies are conducted while clinical studies are ongoing.

AngioGenex, Inc. then submits the results of the preclinical tests, together with manufacturing information and analytical data, to the FDA as part of an IND, which must become effective before we may begin human clinical trials.
The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises concerns or questions about the conduct of the trials as outlined in the IND and imposes a clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before clinical trials can begin. AngioGenex Inc.'s submission of an IND may not result in FDA authorization to commence clinical trials. All clinical trials must be conducted under the supervision of a qualified investigator in accordance with good clinical practice regulations. These regulations include the requirement that all subjects provide informed consent. Further, an independent Institutional Review Board ("IRB") at each medical center proposing to conduct the clinical trials must review and approve any clinical study. The IRB also continues to monitor the study and must be kept aware of the study's progress, particularly as to adverse events and changes in the research. Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA and more frequently if adverse events occur.

Human clinical trials are typically conducted in three sequential phases that may overlap:

   o Phase I: The drug is initially introduced into healthy human subjects or patients and tested for safety, dosage tolerance, absorption, metabolism, distribution, and excretion.

   o Phase II: The drug is studied in a limited patient population to identify possible adverse effects and safety risks, to determine the efficacy of the product for specific targeted diseases and to determine dosage tolerance and optimal dosage.

   o Phase III: When Phase II evaluations demonstrate that a dosage range of the drug is effective and has an acceptable safety profile, Phase III trials are undertaken to further evaluate dosage and clinical efficacy and to further test for safety in an expanded patient population, often at geographically dispersed clinical study sites.

Management cannot be certain that AngioGenex, Inc. will successfully initiate or complete Phase I, Phase II, or Phase III testing of AngioGenex's product candidates within any specific time period, if at all. Furthermore, the FDA or the Institutional Review Board or the IND sponsor may suspend clinical trials at any time on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk.

Concurrent with clinical trials and pre-clinical studies, AngioGenex must also develop information about the chemistry and physical characteristics of the drug and finalize a process for manufacturing the product in accordance with good manufacturing practice ("GMP") requirements. The manufacturing process must be capable of consistently producing quality batches of the product, and management must develop methods for testing the quality, purity, and potency of the final products. Additionally, appropriate packaging must be selected and tested and chemistry stability studies must be conducted to demonstrate that the product does not undergo unacceptable deterioration over its shelf-life.

The results of product development, pre-clinical studies, and clinical studies are submitted to the FDA as part of an NDA for approval of the marketing and commercial shipment of the product. The FDA reviews each NDA submitted and may request additional information, rather than accepting the NDA for filing. In this event, the application must be resubmitted with the additional information. The resubmitted application is also subject to review before the FDA accepts it for filing. Once the FDA accepts the NDA for filing, the agency begins an in-depth review of the NDA. The FDA has substantial discretion in the approval process and may disagree with AngioGenex's interpretation of the data submitted in the NDA.

The review process may be significantly extended by FDA requests for additional information or clarification regarding information already provided. Also, as part of this review, the FDA may refer the application to an appropriate advisory committee, typically a panel of clinicians, for review, evaluation and a recommendation. The FDA is not bound by the recommendation of an advisory committee. Manufacturing establishments often also are subject to inspections prior to NDA approval to assure compliance with GMPs and with manufacturing commitments made in the relevant marketing application.

Under the Prescription Drug User Fee Act ("PDUFA"), submission of an NDA with clinical data requires payment of a fee. For fiscal year 2005, that fee is $672,000. In return, the FDA assigns a goal often months for standard
NDA reviews from acceptance of the application to the time the agency issues its "complete response," in which the FDA may approve the NDA, deny the NDA if the applicable regulatory criteria are not satisfied, or require additional clinical data. Even if these data are submitted, the FDA may ultimately decide that the NDA does not satisfy the criteria for approval. If the FDA approves the NDA, the product becomes available for physicians to prescribe. Even if the FDA approves the NDA, the agency may decide later to withdraw product approval if compliance with regulatory standards is not maintained or if safety problems occur after the product reaches the market. The FDA may also require post-marketing studies, also known as Phase IV studies, as a condition of approval to develop additional information regarding the safety of a product. In addition, the FDA requires surveillance programs to monitor approved products that have been commercialized, and the agency has the power to require changes in labeling or to prevent further marketing of a product based on the results of these post-marketing programs.

In addition, the diagnostic assays and test kits being developed pursuant to our agreement with BioCheck Inc. require FDA approval or clearance before they can be marketed. There are two review procedures by which a product may receive such approval or clearance. Some products may qualify for clearance under a premarket notification, or 510(k) procedure, in which the manufacturer provides to the FDA a premarket notification that it intends to begin marketing the product, and satisfies the FDA that the product is substantially equivalent to a legally marketed product, which means that the product has the same intended use as, is as safe and effective as, and does not raise different questions of safety and effectiveness than a legally marketed device. A 510(k) submission for an in vitro diagnostic device generally must include manufacturing and performance data, and in some cases, it must include data from human clinical studies. Marketing may commence when FDA issues a clearance letter.

If a medical device does not qualify for the 510(k) procedure, the FDA must approve a premarket approval application, or PMA, before marketing can begin. PMA applications must demonstrate, among other matters, that the medical device is safe and effective. A PMA application is typically a complex submission, usually including the results of preclinical and extensive clinical studies. Before FDA will approve a PMA, the manufacturer must pass an inspection of its compliance with the requirements of the FDA quality system regulations.

AngioGenex, Inc. believes that these diagnostic assays will require only 510(k) clearance. Although not as lengthy and costly as a PMA process, management cannot be sure that the FDA will issue clearance for AngioGenex, Inc's 510(k) notifications for AngioGenex, Inc.'s diagnostic products in a timely fashion, or at all. FDA requests for additional studies during the review period are not uncommon, and can significantly delay clearance. Even if we were able to gain clearance of a product for one indication, changes to the product, its indication, or its labeling would be likely to require additional clearances.

Satisfaction of the above FDA requirements or requirements of state, local and foreign regulatory agencies typically takes several years, and the actual time required may vary substantially based upon the type, complexity and novelty of the pharmaceutical product or medical device. Government regulation may delay or prevent marketing of potential products for a considerable period of time and impose costly procedures upon AngioGenex Inc.'s activities. Management cannot be certain that the FDA or any other regulatory agency will grant approval for the lead product (or any other products we may develop, acquire, or in-license) under development on a timely basis, if at all. Success in preclinical or early-stage clinical trials does not assure success in later-stage clinical trials. Data obtained from preclinical and clinical activities are not always conclusive and may be susceptible to varying interpretations that could delay, limit or prevent regulatory approval. Even if a product receives regulatory approval, the approval may be significantly limited to specific indications or uses. Further, even after regulatory approval is obtained, later discovery of previously unknown problems with a product may result in restrictions on the product or even complete withdrawal of the product from the market. Delays in obtaining, or failures to obtain regulatory approvals would have a material adverse effect on AngioGenex, Inc.'s business. Any products manufactured or distributed by us pursuant to the FDA clearances or approvals are subject to pervasive and continuing regulation by the FDA, including record-keeping requirements, reporting of adverse experiences with the drug, submitting other periodic reports, drug sampling and distribution requirements, notifying the FDA and gaining its approval of certain manufacturing or labeling changes, complying with certain electronic records and signature requirements, and complying with the FDA promotion and advertising requirements. Drug manufacturers and their subcontractors are required to register their facilities with the FDA and state agencies and are subject to periodic unannounced inspections by the FDA and state agencies for compliance with good manufacturing practices, which impose procedural and documentation requirements upon AngioGenex, Inc.'s third-party manufacturers. Failure to comply with these regulations could result, among other things, in suspension of regulatory approval, recalls, suspension of production or injunctions, seizures, or civil or criminal sanctions. Management cannot be certain that AngioGenex, Inc.'s present or future subcontractors will be able to comply with these regulations and other FDA regulatory requirements.

The FDA regulates drug labeling and promotion activities. The FDA has actively enforced regulations prohibiting the marketing of products for unapproved uses. Under the FDA Modernization Act of 1997, the FDA will permit the promotion of a drug for an unapproved use in certain circumstances, but subject to very stringent requirements.

AngioGenex, Inc.'s product candidates are also subject to a variety of state laws and regulations in those states or localities where AngioGenex, Inc.'s lead product (and any other products we may develop, acquire, or in-license) are or will be marketed. Any applicable state or local regulations may hinder AngioGenex, Inc.'s ability to market AngioGenex Inc.'s lead product (and any other products we may develop, acquire, or in-license) in those states or localities. In addition, whether or not FDA approval has been obtained, approval of a pharmaceutical product by comparable governmental regulatory authorities in foreign countries must be obtained prior to the commencement of clinical trials and subsequent sales and marketing efforts in those countries. The approval procedure varies in complexity from country to country, and the time required may be longer or shorter than that required for FDA approval. We may incur significant costs to comply with these laws and regulations now or in the future.

The FDA's policies may change, and additional government regulations may be enacted which could prevent or delay regulatory approval of AngioGenex, Inc.'s potential products. Moreover, increased attention to the containment of health care costs in the U.S. and in foreign markets could result in new government regulations that could have a material adverse effect on AngioGenex Inc.'s business. Management cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the U.S. or abroad.

OTHER REGULATORY REQUIREMENTS
-----------------------------

The U.S. Federal Trade Commission and the Office of the Inspector General of the U.S. Department of Health and Human Services ("HHS") also regulate certain pharmaceutical marketing practices. Also, reimbursement practices and HHS coverage of medicine or medical services are important to the success of procurement and utilization of AngioGenex Inc.'s product candidates, if they are ever approved for commercial marketing.

AngioGenex, Inc. is also subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control, and disposal of hazardous or potentially hazardous substances. AngioGenex, Inc. may incur significant costs to comply with these laws and regulations now or in the future. Management cannot assure you that any portion of the regulatory framework under which we currently operate will not change and that such change will not have a material adverse effect on AngioGenex, Inc.'s current and anticipated operations.

FACILITIES
----------

AngioGenex, Inc.'s executive offices are located at: 425 Madison Avenue Suite 902 New York, New York 10017. The company's research and development programs including drug screening, animal breeding are performed at contract research organizations and academic facilities pursuant to contract.


EMPLOYEES
---------

AngioGenex, Inc. has no current employees. Employee-like services are provided by Richard Salvador, President and CEO, and by Michael Strage, the Founder and Vice President of Business Development, and General Counsel. Both of these individuals will devote over 30 hours a week to AngioGenex, Inc. and they have additional responsibilities outside of AngioGenex, Inc. William Garland, VP of Research and Development performs services on a consulting basis, and is paid $5,000 monthly and is reimbursed for expenses. It is anticipated that these individuals will become full-time employees for AngioGenex, Inc. within the next year.


SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
-------------------------------------------------

Some of the statements in this Current Report on Form 8-K constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "believes," "anticipates," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither the Registrant nor any other person assumes responsibility for the accuracy and completeness of such statements. The Registrant is under no duty to update any of the forward-looking statements after the date of this report.

Legal Proceedings
-----------------

We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

To our knowledge, no director, officer or affiliate of ours and no owner of record or beneficial owner of more than five percent (5%) of our securities, or any associate of any such director, officer or security holder is a party adverse to us or has a material interest adverse to us in reference to pending litigation.


                                   RISK FACTORS
                                   ------------

 AngioGenex is a development stage company that has generated less than $1 million in revenues to date. Management expects to incur significant operating losses for the foreseeable future. AngioGenex may not be able to validate and market products in the future that will generate significant revenues. In addition, any revenues that AngioGenex may generate may be insufficient for AngioGenex to become profitable.

   In particular, there are no assurances that AngioGenex can:

   o raise sufficient capital in the public and/or private markets;

   o obtain the regulatory approvals necessary to commence selling its therapeutic drugs or diagnostic products in the U.S., Europe or elsewhere;

   o develop and manufacture drugs in a manner that enables AngioGenex to be profitable and meets regulatory, strategic partner and customer requirements;

   o develop and maintain relationships with key vendors and strategic partners that will be necessary to optimize the market value of the drugs AngioGenex plans to develop;

   o respond effectively to competitive pressures; or

   o recruit and build a management team to accomplish AngioGenex's business plan.

   If AngioGenex is unable to accomplish these goals, its business is unlikely to succeed.

 AngioGenex has a limited product and technology portfolio at the current time.
 ------------------------------------------------------------------------------

   AngioGenex does not have any products in clinical trials. Although its products might ultimately show effectiveness against multiple disease states, AngioGenex has validated its technology only in animal models.

   There can be no assurance that any of AngioGenex's other product ideas will be successfully developed, prove to be safe and efficacious in clinical trials, meet applicable regulatory standards, be capable of being produced in commercial quantities at acceptable costs or be successfully marketed.

   There can be no assurance that any programs or technologies that AngioGenex might license in or acquire in the future will be successfully developed, prove to be safe and efficacious in clinical trials, meet applicable regulatory standards, be capable of being produced in commercial quantities at acceptable costs or be successfully marketed.


 ANGIOGENEX MUST OBTAIN GOVERNMENTAL APPROVAL FOR EACH OF ITS PRODUCTS.
 ----------------------------------------------------------------------

   The development, production and marketing of AngioGenex's potential products are subject to extensive regulation by government authorities in the United States and most other developed countries. The process of obtaining approval from the Food and Drug Administration (FDA) in the United States requires conducting extensive pre-clinical and clinical testing.

   AngioGenex has limited experience in, and limited resources available for, regulatory activities. Failure to comply with applicable regulations can, among other things, result in non-approval, suspensions of regulatory approvals, fines, product seizures and recalls, operating restrictions, injunctions and criminal prosecution.

   Any of the following events can occur and, if any did occur, any one could have a material adverse effect on AngioGenex's business, financial conditions and results of operations:

  o difficulty in securing centers to conduct trials;

  o difficulty in enrolling patients in conformity with required protocols or projected timelines;

  o unexpected adverse reactions by patients or a temporary suspension or complete ban on trials of AngioGenex's products due to adverse side effects;

  o clinical trials may not yield sufficiently conclusive results for regulatory agencies to approve the use of AngioGenex's lead product, other products in development, or any other products AngioGenex may acquire or in-license;

  o there can be delays, sometimes long delays, in obtaining approval for its product candidates;

  o the rules and regulations governing product candidates can change during the review process, which can result in the need to spend time and money for further testing or review;

  o if approval for commercialization is granted, it is possible the authorized use will be more limited than we believe is necessary for commercial success, or that approval may be conditioned on completion of further clinical trials or other activities; and

  o once granted, approval can be withdrawn, or limited, if previously unknown problems arise with AngioGenex's human-use product or data arising from its use.

   These and other factors could delay marketing approval from the FDA or cause AngioGenex to fail to receive any approval from the FDA or other governmental authorities.


 Clinical trials are expensive, time-consuming and difficult to design and implement.
 -------------------------------------------------------------------------

   Human clinical trials are expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. Further, the medical, regulatory and commercial environment for pharmaceutical products changes quickly and often in ways that we may not be able to accurately predict. The clinical trial process is also time-consuming, and we do not know whether planned clinical trials will begin on time or whether AngioGenex will complete any of its clinical trials on schedule or all. Significant delays may adversely affect AngioGenex's financial results and the commercial prospects for potential products or any other products AngioGenex may acquire or in-license, and delay the ability to become profitable. Product development costs and collaborators will increase if AngioGenex has delays in testing or approvals or if AngioGenex needs to perform more or larger clinical trials than planned. Furthermore, as failure can occur at any stage of the trials, we could encounter problems that cause AngioGenex to abandon or repeat clinical trials. The commencement and completion of clinical trials may be delayed by several factors, including:

   o changes to applicable regulatory requirements;

   o unforeseen safety issues;

   o determination of dosing issues;

   o lack of effectiveness in the clinical trials;

   o slower than expected rates of patient recruitment;

   o inability to monitor patients adequately during or after treatment;

   o inability or unwillingness of medical investigators to follow AngioGenex's clinical protocols;

   o inability to maintain a supply of the investigational drug in sufficient quantities to support the trials; and

   o suspension or termination of clinical trials for various reasons, including noncompliance with regulatory requirements or changes in the clinical care protocols and standards of care within the institutions in which AngioGenex's trials take place.

   In addition, AngioGenex or the FDA may suspend the clinical trials at any time if it appears that AngioGenex are exposing participants to unacceptable health risks or if the FDA finds deficiencies in any Investigational New Drug Applications ("IND") or the conduct of these trials. A number of companies in the biotechnology and drug development industries have suffered significant setbacks in advanced clinical trials despite promising results in earlier trials. In the end, AngioGenex may be unable to develop marketable products.


 THE RESULTS OF ANGIOGENEX'S CLINICAL TRIALS MAY NOT SUPPORT THE PRODUCT CANDIDATE CLAIMS.
 ----------------------------------------------------------------------------

   Even if AngioGenex's clinical trials are completed as planned, their results may not support the product-candidate claims, or the FDA or government authorities may not agree with the conclusions regarding such results.
 Success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and the results from any later clinical trials may not replicate the results of prior clinical trials and pre-clinical testing. The clinical trial process may fail to demonstrate that product candidates are safe for humans and effective for indicated uses.
 This failure would cause us to abandon a product candidate and may delay development of other product candidates. Any delay in, or termination of, AngioGenex's clinical trials will delay the filing of the NDAs with the FDA and, ultimately, AngioGenex's ability to commercialize its product candidates and generate product revenues.

 Delays in patient enrollment for clinical trials could increase costs and delay regulatory approvals.
 -------------------------------------------------------------------------

   The rate of completion of AngioGenex's clinical trials will depend on the rate of patient enrollment. There may be substantial competition to enroll patients in clinical trials for AngioGenex's product and any other products AngioGenex may develop or in-license. This competition has delayed the clinical trials of other biotechnology and drug development companies in the past. In addition, recent improvements in existing drug therapy may make it more difficult for us to enroll patients in the clinical trials as the patient population may choose to enroll in clinical trials sponsored by other companies or choose alternative therapies. Delays in patient enrollment can result in increased development costs and delays in regulatory approvals.

 AngioGenex's lead product candidate requires several additional processes before it is ready for an initial IND filing with the FDA; we may not successfully perform such processes, or the results from such processes may not support the filing of an IND.


 The industry is highly competitive, so, even if AngioGenex's products ultimately get approved by the FDA, the success depends on management's ability to sustain competitive advantages.
 -------------------------------------------------------------------------------

   The pharmaceutical, biopharmaceutical and biotechnology industries are very competitive, fast moving and intense, and expected to be increasingly so in the future. Other larger and well funded companies have developed and are developing drugs that, if not similar in type to AngioGenex's drugs, are designed to address the same patient or subject population. Therefore, AngioGenex's lead product, other products in development, or any other products AngioGenex may acquire or in-license may not be the best, the safest, the first to market, or the most economical to make or use. If a competitor's product is better than AngioGenexs', for whatever reason, then AngioGenex could make less money from sales, if Angiogenex is able to generate sales at all.

 There are many reasons why a competitor might be more successful than AngioGenex, including:

   o Most competitors have greater financial resources and can afford more technical and development setbacks than we can.

   o Most competitors have been in the drug-discovery and drug-development business longer than we have. They have greater experience than us in critical areas like clinical testing, obtaining regulatory approval, and sales and marketing. This experience and their name recognition give them a competitive advantage over AngioGenex.

   o Some competitors may have a better patent position protecting their technology than AngioGenex has or will have to protect its technology. If AngioGenex cannot use AngioGenex's proprietary rights to prevent others from copying AngioGenex's technology or developing similar technology, then AngioGenex's competitive position will be harmed.

   o Some companies with competitive technologies may move through stages of development, approval, and marketing faster than we do. If a competitor receives FDA approval before AngioGenex, then it will be authorized to sell its products before AngioGenex can sell its products. The first company "to market" often has a significant advantage over latecomers; a second-place position could result in less-than-anticipated sales.

   o The recent completion of the sequencing of the human genome may result in an acceleration of competing products due to enhanced information about disease states and the factors that contribute to the disease.

   The United States Food, Drug, and Cosmetic Act and FDA regulations and policies provide incentives to manufacturers to challenge patent validity or create modified, noninfringed versions of a drug in order to facilitate the approval of abbreviated new drug application for generic substitutes. These same incentives also encourage manufacturers to submit new drug applications, known as 505(b) (2) applications, that rely on literature and clinical data not originally obtained by the drug sponsor. In light of these incentives and especially if AngioGenex's lead product (or other drug candidates in development or any other products we may acquire or in-license) are commercially successful, other manufacturers may submit and gain successful approval for either an abbreviated new drug application or a 505(b)(2) application that will compete directly with AngioGenex's products. Such competition will cause a reduction in AngioGenex's revenues.

 If AngioGenex is unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market any products we may develop, we may not be able to generate product revenue.
 -------------------------------------------------------------------------------

 AngioGenex does not currently have an organization for the sales, marketing and distribution of pharmaceutical products. In order to market any products that may be approved by the FDA, management must build sales, marketing, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. In addition, management has no experience in developing, training or managing a sales force and will incur substantial additional expenses in doing so. The cost of establishing and maintaining a sales force may exceed its cost effectiveness. Furthermore, AngioGenex will compete with many companies that currently have extensive and well-funded marketing and sales operations. AngioGenex's marketing and sales efforts may be unable to compete successfully against these companies. If management is unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, AngioGenex may not be able to generate product revenue and may not become profitable.


 AngioGenex is dependent on third-party manufacturers, where AngioGenex has limited control to manufacture products.
 ------------------------------------------------------------------------------

 The manufacturing process of products in the field and any other therapeutic products management may want to commercialize is expected to involve a number of steps and requires compliance with stringent quality control specifications imposed by us and by the FDA. Moreover, it is expected that AngioGenex's proposed products may be manufactured only in a facility that has undergone a satisfactory inspection and certification by the FDA. AngioGenex does not have any manufacturing facilities and expect to rely on one or more third-party manufacturers to properly manufacture any products we may develop or in-license and may not be able to quickly replace manufacturing capacity without the use of a third party's manufacturing facilities as a result of a fire, natural disaster (including an earthquake), equipment failure or other difficulty, or if such facilities are deemed not in compliance with the GMP requirements, and the noncompliance could not be rapidly rectified. AngioGenex's inability or reduced capacity to have any products we may develop or in-license manufactured would prevent AngioGenex from successfully commercializing its proposed products. AngioGenex's dependence upon third parties for the manufacture of its proposed products may adversely affect its profit margins and its ability to develop and deliver proposed products on a timely and competitive basis. Any delays in formulation and manufacturing objectives may cause a delay in AngioGenex's clinical program, and could have an adverse effect on any potential sales or profits.

 If Medicare and other third-party payors, including managed care organizations, do not provide adequate reimbursement for AngioGenex's potential products, if commercialized, the commercial success of
 AngioGenex's product candidates could be compromised.
 --------------------------------------------------------------------------

   Reimbursement by a third-party payor may depend on a number of factors, including a payor's determination that AngioGenex's product candidates, if commercialized, are: experimental or investigational; not medically necessary; not appropriate for the specific patient; or not cost-effective.

   Reimbursement by Medicare may require a review that will be lengthy and that will be performed under the provisions of a National Coverage
 Decision process with payment limits as the Secretary of Health and Human Services, or HHS, determines appropriate. We cannot guarantee that the Secretary of HHS will act to approve any of AngioGenex's products, if commercialized, on a timely basis, or at all. In addition, there have been and will most likely continue to be significant efforts by both federal and state agencies to reduce costs in government healthcare programs and otherwise implement government control of healthcare costs. Any future changes in Medicare reimbursement that may come about as a result of enactment of healthcare reform or of deficit-reduction legislation will likely continue the downward pressure on reimbursement rates. In addition, emphasis on managed care in the United States may continue to pressure the pricing of healthcare services, in certain countries outside the United States, pricing and profitability of prescription pharmaceuticals are subject to government control. Third party payors, including Medicare, are challenging the prices charged for medical products and services. In addition, government and other third-party payors increasingly are limiting both coverage and the level of reimbursement for many drugs and diagnostic products. If government and other third- party payors do not provide adequate coverage and reimbursement for AngioGenex's products, it may adversely affect the business. Since policy-level reimbursement approval is required from each private payor individually, seeking such approvals is a time-consuming and costly process. If management is unable to obtain adequate reimbursement approval from Medicare and private payors for any of AngioGenex's products, or if the amount reimbursed is inadequate, AngioGenex's ability to generate revenue will be limited.

 Physicians and patients may not accept and use AngioGenex's potential drugs.
 -----------------------------------------------------------------------

    Even if the FDA approves the Company's products, (or any other product we commercialize), physicians and patients may not accept and use it, Acceptance and use of the future products, will depend upon a number of factors including:

   o perceptions by members of the health care community, including physicians, about the safety and effectiveness of AngioGenex's drugs and the use of controlled substances;

   o cost-effectiveness of AngioGenex's drugs or diagnostic products relative to competing products;

   o availability of reimbursement from government or other healthcare payors for AngioGenex's products,

   o effectiveness of marketing and distribution efforts by AngioGenex's licensees and distributors, if any.

    Because AngioGenex expects sales of its current product candidates, if approved, to generate substantially all of its product revenues for the foreseeable future, the failure of any of these drugs to find market acceptance would severely harm its business.

 A primary source of revenue, SBIR grant funds from the NIH, may not continue to be a source of revenue in the future.
 -------------------------------------------------------------------------------
    Any claims relating to improper handling, storage or disposal of biological, hazardous and radioactive materials used in AngioGenex's business could be costly and delay the research and development efforts, AngioGenex's research and development activities involve the controlled use of potentially harmful hazardous materials, including volatile solvents, biological materials such as blood from patients that has the potential to transmit disease, chemicals that cause cancer, and various radioactive compounds. AngioGenex's operations also produce hazardous waste products. AngioGenex faces the risk of contamination or injury from the use, storage, handling or disposal of these materials. We are subject to federal, state, and local laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. The cost of compliance with these laws and regulations could be significant, and current or future environmental regulations may impair research, development or production efforts. In the event of contamination or injury, AngioGenex could be subject to criminal sanctions or fines or held liable for damages, AngioGenex's operating licenses could be revoked, or AngioGenex could be required to suspend or modify its operations and its research and development efforts.


 AngioGenex could occasionally becomes subject to commercial disputes thatt might harm AngioGenex's business by distracting management from the operation of the business, by increasing expenses and, if AngioGenex does not prevail, it is subject to potential monetary damages and other remedies.
 ----------------------------------------------------------------------------

 From time to time AngioGenex can become engaged in disputes regarding its commercial transactions. These disputes could result in monetary damages or other remedies that could adversely impact of its financial position or operations. Even if AngioGenex prevails in these disputes, they may distract management from operating the business and the cost of defending these disputes would reduce operating results.

 AngioGenex may be subject to product liability claims.
 ------------------------------------------------------

 The development, manufacture, and sale of pharmaceutical products expose AngioGenex to the risk of significant losses resulting from product liability claims. Although management intends to obtain and maintain product liability insurance to offset some of this risk, AngioGenex may be unable to secure such insurance or it may not cover certain potential claims.

 AngioGenex may not be able to afford to obtain insurance due to rising costs in insurance premiums in recent years. If management is able to secure insurance coverage, AngioGenex may be faced with a successful claim in excess of AngioGenex's product liability coverage that could result in a material adverse impact on AngioGenex's business. If insurance coverage is too expensive or is unavailable, AngioGenex may be forced to self-insure against product-related claims. Without insurance coverage, a successful claim against AngioGenex and any defense costs incurred in defending
 AngioGenex may have a material adverse impact on operations.


As a result of AngioGenex's limited operating history,AngioGenex may not be able to correctly estimate the future operating expenses, which could lead to cash shortfalls.
---------------------------------------------------------------------------
AngioGenex was incorporated in 1999 and has only alimited operating history from which to evaluate its business. AngioGenex has generated only $450.000 in revenues to date, and has not received FDA approval for marketing any of its product candidates. Failure to obtain FDA approval for its products would have a material adverse effect on AngioGenex's ability to continue operating.

Accordingly, these prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in an early stage of development. AngioGenex may not be successful in addressing such risks, and the failure to do so could have an adverse effect on the business, operating results and financial condition.

Because of this limited operating history and because of the emerging nature of the markets in which AngioGenex competes, if the historical financial data is of limited value in estimating future operating expenses. AngioGenex's budgeted expense levels are affected based on its expectations concerning future revenues. However, AngioGenex's ability to generate any revenues beyond grants depends largely on receiving marketing approval from the FDA. Moreover, if FDA approval is obtained, the size of any future revenues depends on the choices and demand of individuals, which are difficult to forecast accurately. AngioGenex may be unable to adjust its operations in a timely manner to compensate for any unexpected shortfall in revenues. Accordingly, a significant shortfall in demand for its products could have an immediate and material adverse effect on the business,results of operations, and financial condition.

AngioGenex's operating results may fluctuate as a result of a number of factors, many of which are outside of AngioGenex's control. For these reasons, comparing AngioGenex's operating results on a period-to-period basis may not be meaningful, and no one should not rely on the past results as any indication of AngioGenex's future performance. AngioGenex's quarterly and annual expenses are likely to increase substantially over the next several years, and revenues from the SBIR grants may not continue at the current levels. AngioGenex's operating results in future quarters may fall below expectations. Any of these events could adversely impact business prospects and make it more difficult to raise additional equity capital at an acceptable price per share. Each of the risk factors listed in this "Risk Factors" section may affect AngioGenex's operating results.

AngioGenex's business and its industry are constantly changing and evolving over time. Furthermore, we compete in an unpredictable industry and regulatory environment. AngioGenex's ability to succeed depends on its ability to compete in this fluctuating market. As such, the actual operating results may differ substantially from projections.

AngioGenex's audited 2004 financial statements will indicate a going-concern qualification.
-----------------------------------------------------------------------

AngioGenex anticipates that the report of its independent public accountants covering its audited financial statements for the years ended December 31, 2003 and December 31, 2004 will state that certain factors, including its net losses and its net cash used in the operating activities, when compared with net cash position, raise substantial doubt as to AngioGenex's ability to continue as a going concern.


AngioGenex may be unable to maintain an effective system of internal controls and accurately report its financial results or prevent fraud, which may cause current and potential stockholders to lose confidence in AngioGenex's financial reporting and adversely impact the business and the ability to raise additional funds in the future.
---------------------------------------------------------------------------

Effective internal controls are necessary for AngioGenex to provide reliable financial reports and effectively prevent fraud, If AngioGenex cannot provide reliable financial reports or prevent fraud, its operating results and reputation could be harmed as a result, causing stockholders and/or prospective investors to lose confidence in management and making it more difficult for AngioGenex to raise additional capital in the future.

Acquisitions or in-licensing of drug-development programs could result in operating difficulties, dilution and other harmful consequences.
--------------------------------------------------------------------------

AngioGenex may acquire complementary companies, products, or technologies or seek to in-license certain technologies, but have only limited experience in these types of transactions. Management has evaluated, and expects to continue to evaluate, a wide array of potential strategic transactions. From time-to-time, management may engage in discussions regarding potential acquisitions or the in-licensing or certain technologies management believes critical to AngioGenex's business. Any one of these transactions could have a material effect on AngioGenex's financial condition and operating results. In addition, the process of integrating an acquired company, business or technology may create unforeseen operating difficulties and expenditures and therefore entails significant risk.

Any acquisitions AngioGenex makes may disrupt operations and divert management's attention from day-to-day operations, which could impair our relationships with current employees, customers and strategic partners. AngioGenex may also have to, or choose to, incur debt or issue equity securities to pay for any future acquisitions. The issuance of equity securities for an acquisition could be substantially dilutive to the stockholders. In addition, AngioGenex's profitability may suffer because of acquisition-related costs or amortization or impairment costs for acquired goodwill and other intangible assets.

If AngioGenex loses the services of key management personnel, AngioGenex may not be able to execute its business strategy effectively.
--------------------------------------------------------------------------

AngioGenex's future success depends in a large part upon the continued service of key members of its senior management team. In particular, Richard Salvador, CEO, William Garland, Ph.D.,and COO and Vice President of R&D, are critical to AngioGenex's overall management as well as the development of the technology, the culture and the strategic direction for AngioGenex.

All of the executive officers and key employees are at-will employees, and AngioGenex does not maintain any key-person life insurance policies. Any loss of management or key personnel could materially harm the business.


AngioGenex relies on highly skilled personnel and, if unable to retain or motivate key personnel or hire additional qualified personnel, AngioGenex may not be able to grow effectively.
---------------------------------------------------------------------------

AngioGenex's performance is largely dependent on the talents and efforts of highly skilled individuals. The future success depends on the continuing ability to identify, hire, develop, motivate, and retain highly skilled personnel for all areas of the organization. Competition in the industry for qualified employees is intense, especially in the Southern California market, and it is likely that certain competitors will directly target some of AngioGenex's employees. The continued ability to compete effectively depends on the ability to retain and motivate existing employees.

Management may also need to hire additional qualified personnel with expertise in preclinical testing, clinical research and testing, government regulation, formulation and manufacturing and sales and marketing. AngioGenex competes for qualified individuals with numerous biopharmaceutical companies and other emerging entrepreneurial companies, as well as universities and research institutions. Competition for such individuals, particularly in the Southern California area is intense, and may not be able to successfully recruit or retain such personnel. Attracting and retaining qualified personnel will be critical to AngioGenex's success.

AngioGenex may not successfully manage any experienced growth.
-------------------------------------------------------------

AngioGenex's success will depend upon the expansion of its operations and the effective management of any such growth, which will place a significant strain on management and on administrative, operational, and financial resources. To manage any such growth, management must expand the facilities, augment it's operational, financial and management systems, and hire and train additional qualified personnel. If management is unable to manage its growth effectively, its business would be harmed.

AngioGenex's drug-development programs depend upon third-party researchers who are outside AngioGenex's control.
-----------------------------------------------------------------------------

 AngioGenex depends upon independent investigators and collaborators, such as universities, medical institutions, and clinical research organizations to conduct pre-clinical and clinical trials under agreements. These collaborators are not AngioGenex's employees, and management cannot control the amount or timing of resources that they devote to AngioGenex programs. These investigators may not assign as great a priority to the programs or pursue them as diligently as AngioGenex would if it were undertaking such programs. If outside collaborators fail to devote sufficient time and resources to AngioGenex's drug-development programs, or if their performance is substandard, the approval of AngioGenex's FDA applications, if any, and the introduction of new drugs, if any, will be delayed. These collaborators may also have relationships with other commercial entities, some of whom may compete with us. If AngioGenex's collaborators assist the competitors at AngioGenex's expense, any competitive position would be harmed.

 If conflicts arise with AngioGenex's collaborators, they may act in their self-interests, which may be adverse to AngioGenex's interests.
 --------------------------------------------------------------------------

 Conflicts may arise in AngioGenex's collaborations due to one or more of the following:

   o disputes with respect to payments that AngioGenex believe are due under a collaboration agreement;

   o disagreements with respect to ownership of intellectual property rights;

   o unwillingness on the part of a collaborator to keep AngioGenex informed regarding the progress of its development and commercialization activities, or to permit public disclosure of these activities;

   o delay of a collaborator's development or commercialization efforts with respect to drug candidates; or

   o termination or non-renewal of the collaboration.

 In addition, in AngioGenex's collaborations, AngioGenex may be required to agree not to conduct independently, or with any third party, any research that is competitive with the research conducted under AngioGenex's collaborations. AngioGenex's collaborations may have the effect of limiting the areas of research that management may pursue, either alone or with others. AngioGenex's collaborators, however, may be able to develop, either alone or with others, products in related fields that are competitive with the products or potential products that are the subject of these collaborations.

 If AngioGenex engages in any acquisition, AngioGenex will incur a variety of costs and may never realize the anticipated benefits of the acquisition.
 ---------------------------------------------------------------------------

 AngioGenex may attempt to acquire businesses, technologies, services or products or in-license technologies that management believes are a strategic fit with the business. AngioGenex management has limited experience in identifying acquisition targets, and successfully completing and integrating any acquired businesses, technologies, services or products into the current infrastructure. The process of integrating any acquired business, technology, service or product may result in unforeseen operating difficulties and expenditures and may divert significant management attention from the ongoing business operations.

 As a result, AngioGenex will incur a variety of costs in connection with an acquisition and may never realize its anticipated benefits.


 Economic, political, military or other events in the United States or in other countries could interfere with the success or operations and harm AngioGenex's business.
 ---------------------------------------------------------------------------

 The September 11, 2001 terrorist attacks disrupted commerce throughout the United States and other parts of the world. The continued threat of similar attacks throughout the world and the military action taken by the United States and other nations in Iraq or other countries may cause significant disruption to commerce throughout the world. To the extent that such disruptions further slow the global economy, AngioGenex's business and results of operations could be materially adversely affected. Management is unable to predict whether the threat of new attacks or the responses thereto will result in any long-term commercial disruptions or if such activities or responses will have a long-term material adverse effect on the business, results of operations or financial condition.

 RISKS RELATED TO ANGIOGENEX'S INTELLECTUAL PROPERTY
 ---------------------------------------------------

 AngioGenex's intellectual property rights are valuable, and its inability to protect them could reduce the value of AngioGenex's products, services and brand.

 AngioGenex's patents, trademarks, trade secrets, copyrights and other intellectual property rights are critically important assets. Events outside of management's control could jeopardize AngioGenex's ability to protect its intellectual property rights. For example, effective intellectual property protection may not be available in every country in which the products and services are distributed. In addition, the efforts management has taken to protect its intellectual property rights may not be sufficient or effective. Any significant impairment of its intellectual property rights could harm its business or its ability to compete. Protecting AngioGenex's intellectual property rights is costly and time consuming, and the unauthorized use of AngioGenex's intellectual property could cause these costs to rise significantly and materially affect the operating results.

 While AngioGenex's goal is to obtain patent protection for its innovations, they may not be patentable or management may choose not to protect certain innovations that later turn out to be important for its business. Even if AngioGenex does obtain protection for its potential innovations, the scope of protection gained may be insufficient or a patent issued may be deemed invalid or unenforceable, as the issuance of a patent is not conclusive as to its validity or as to the enforceable scope of the claims of the patent. The patenting process, enforcement of issued patents, and defense against claims of infringement are inherently costly and risky. AngioGenex may not have the financial resources to defend its patents, thereby reducing AngioGenex's competitive position and its business prospects. Specific risks associated with the patent process include the following:

     o The United States or foreign patent offices may not grant patents of meaningful scope based on the applications we have already filed and those AngioGenex intends to file. If AngioGenex's current patents do not adequately protect its drug molecules and the indications for their use, then management will not be able to prevent imitation and any product may not be commercially viable.

    o Some of the issued patents AngioGenex now license may be determined to be invalid. If AngioGenex has to defend the validity of its patents the costs of such defense could be substantial, and there is no guarantee of a successful outcome. In the event any of the patents in-licensed is found to be invalid, AngioGenex may lose its competitive position and may not be able to receive royalties for products covered in part or whole by that patent under license agreements.

    o In addition, changes in or different interpretations of patent laws in the United States and foreign countries may permit others to use discoveries or to develop and commercialize technology and products without providing any compensation to AngioGenex. The laws of some countries do not protect intellectual property rights to the same extent as U.S. laws and those countries may lack adequate rules and procedures for defending the intellectual property rights. For example, some countries, including many in Europe, do not grant patent claims directed to methods of treating humans, and in these countries patent protection may not be available at all to protect

ANGIOGENEX'S DRUG CANDIDATES.

 Although AngioGenex tries to avoid infringement, there is the risk that patented technology owned by another person or entity and/or be sued for infringement. For example, U.S. patent applications are confidential while pending in the Patent and Trademark Office, and patent offices in foreign countries often publish patent applications for the first time six months or more after filing. Further, AngioGenex may not be aware of published or granted conflicting patent rights. Any conflicts resulting from patent applications and patents of others could significantly reduce the coverage of its patents and limit its ability to obtain meaningful patent protection. In addition, defending or indemnifying a third party against a claim of infringement can involve lengthy and costly other legal actions, and there can be no guarantee of a successful outcome.


 Management also seeks to maintain certain intellectual property as trade secrets. The secrecy of this information could be compromised by third parties, or intentionally or accidentally disclosed to others by AngioGenex's employees, which may cause us to lose any competitive advantage we enjoy from maintaining these trade secrets.


 AngioGenex is, and may in the future be, subject to intellectual property rights claims, which are costly to defend, which could require us to pay damages, and which could limit AngioGenex's ability to use certain technologies in the future.
 ----------------------------------------------------------------------------

 Companies in the pharmaceutical, biopharmaceutical and biotechnology industries own large numbers of patents, copyrights, trademarks, and trade secrets and frequently enter into litigation based on allegations of infringement or other violations by others of intellectual property rights. As AngioGenex's products get closer to commercialization, there is greater possibility that we may become subject to an infringement claim based on use of the technology such that AngioGenex would be unable to continue using the technology without obtaining a license or settlement from third parties.
 Any intellectual property claims, whether merited or not, could be time-consuming and expensive to litigate and could us to divert critical management and financial resources to the resolution of such claims. We may not be able to afford the costs of litigation. Any legal action against AngioGenex or its collaborators could lead to:

   o payment of damages, potentially treble damages, if AngioGenex is found to have willfully infringed a party's patent rights;

   o injunctive or other equitable relief that may effectively block the ability to further develop, commercialize and sell products; or

   o AngioGenex or its collaborators having to enter into license arrangements that may not be available on commercially acceptable terms, if at all.

 Confidentiality agreements with employees and others may not adequately prevent disclosure of AngioGenex's trade secrets and other proprietary information and may not adequately protect AngioGenex's intellectual property.
 ---------------------------------------------------------------------------

 Because AngioGenex operates in the highly technical field of drug discovery and development, AngioGenex relies in part on trade secret protection in order to protect the proprietary technology and processes. However, trade secrets are difficult to protect. AngioGenex enters into confidentiality and intellectual property assignment agreements with corporate partners, employees, consultants, outside scientific collaborators, sponsored researchers and other advisors. These agreements generally require that the other party keep confidential and not disclose to third parties all confidential information developed by the party or made known to the party during the course of the party's relationship with AngioGenex. These agreements also generally provide that inventions conceived by the party in the course of rendering services to AngioGenex will be AngioGenex's exclusive property. However, these agreements may not be honored and may not effectively assign intellectual property rights to AngioGenex. Enforcing a claim that a party illegally obtained and is using AngioGenex's trade secrets is difficult, expensive and time consuming and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain trade secret protection could adversely affect AngioGenex's competitive position.

 The Registrant's common stock could be considered a "penny stock."
 ------------------------------------------------------------------

 The Registrant's common stock could be considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Securities Exchange Act of 1934, as amended.

 These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a "recognized" national exchange; (iii) it is NOT quoted on the NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

 Broker-dealer requirements may affect trading and liquidity.
 ------------------------------------------------------------

 Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

 Potential investors in the Registrant's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii)reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of the Registrant's common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

PLAN OF OPERATION
-----------------

The Company's current plans for its drug development programs are set forth below. Their accomplishment is contingent on the Company's ability to raise sufficient working capital. Upon completion of this merger AngioGenex is engaged in a capital formation program to raise the necessary funds through the sale and distribution of equity and or other methods including the issuance of convertible debt to individual investors and institutions. The amount a capital raised will govern the pace and breadth of the Company's strategic plan. Management has developed a number of alternative business plans to accomplish research and development goals based on the amount of money available. With a minimum of $1.5 million in funding the Company will be pursue plan focused on the optimization of an ID inhibitory compound suitable for testing in humans. AngioGenex believes that the accomplishment of that milestone will allow the Company to raise additional funds or obtain a strategic partner to support the further development of the drug. If the current capital formation efforts raise $2.5 million of more, the Company will pursue all of the near term goals described below, the accomplishment of which will put the Company in position to raise additional funds and obtain a corporate partner for its ocular program.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes appearing elsewhere in this filing. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to those set forth under "Risk Factors" and elsewhere in this filing.

OVERVIEW

Background
----------

AngioGenex, Inc., the wholly-owned subsidiary of the Registrant, is a drug discovery company with a focus on bioactive signaling lipids as targets for treating and diagnosing important human diseases. We are a development stage biopharmaceutical company founded to create products that are uniquely useful for the treatment, diagnosis and prognosis of cancer. Our programs focus on (1) the discovery and development of orally active anti-cancer drugs that act by modulating the action of the Id proteins, (2) the measurement of Id proteins in tumors and blood to create products for the diagnosis and prognosis of cancer and (3) generating proof-of-concept data in relevant preclinical models to establish that modulation of Id genes and proteins is useful to treat non-oncologic diseases in which a surplus or deficit in the growth of blood vessels is an important part of the underlying pathology. Our proprietary technology is based on the research work of Dr. Robert Benezra and his colleagues at Memorial Sloan Kettering Cancer Center (MSKCC), who discovered the Id (inhibitor of differentiation) genes and corresponding Id proteins and established their role in the formation of new blood vessels (angiogenesis) required for tumor growth and metastasis. Our intellectual property includes the rights to biotechnology in the Id field, which we acquired under exclusive worldwide licenses from MSKCC, and our own patentable findings that we have generated while developing our Id based anti-angiogenesis anti-cancer and other strategies.

AngioGenex Inc, was incorporated in the State of New York on March 31, 1999 and commenced operations in April 1999.

On January 1, 2001, we signed a two-year industrial research agreement with MSKCC to sponsor the research to determine if Id proteins are useful targets for anti-angiogenic drug design, which may be highly specific for the inhibition of tumor vasculature thereby blocking the growth and/or metastasis of a majority of neoplasms with few side effects. The research agreement provided that the Company would fund the project on a quarterly basis. The Company was committed to pay for legal costs in connection with related patent applications and protection. The Company paid $308,000 to MSKCC in connection with this research project.

In March of 2000, in exchange for $30,000 we obtained from MSKCC an exclusive worldwide right and license in the field of use, including to make, have made, use, lease, commercialize and sell licensed products and to use licensed processes derived from the invention. The agreement provides that an additional $200,000 shall be paid to MSKCC upon the submission to any regulatory authority of the first new drug application for any licensed product and $500,000 to be paid upon the first regulatory authority approval. In addition, the agreement also provides for royalty payments to MSKCC ranging from 2.5% - 4% of net sales and 15% of gross revenues from sub-license fees.

We are a development stage company and have incurred significant losses since our inception. We had an accumulated deficit of $2,991,944 as of March 31, 2005. These losses have resulted principally from costs incurred in connection with research and development activities, license fees and general and administrative expenses.

AngioGenex, Inc. has incurred significant net losses since its inception. As of September 30, 2005, AngioGenex, Inc. had an accumulated deficit of approximately $3,240,000 million. AngioGenex, Inc. expects its operating losses to increase for the next several years as it pursues the clinical development of its product candidates.

REVENUE AND OTHER INCOME

AngioGenex, Inc. has generated $450,000 in other income to date from a one time out-licensing contract for its proprietary ID "knock-out" mouse. AngioGenex, Inc. expects to receive small amounts of revenue from research grants. AngioGenex, Inc. also expects to generate some limited revenue from licensing, milestones or product sales under its contractual agreement with BioCheck, Inc. However, AngioGenex does not expect to realize significant revenues until it has entered into a partnership or collaboration arrangement for therapeutics for a cancer or ocular disorders, or is able to commercialize its first product in either of these fields.

RESEARCH AND DEVELOPMENT EXPENSES

AngioGenex Inc.'s research and development expenses consist primarily related to costs associated with its drug discovery research, and costs incurred in preparation for pre-clinical development. AngioGenex, Inc.'s historical research and development expenses are principally related to the research and drug discovery efforts to discover and optimize lead compounds.

AngioGenex, Inc. charges all research and development expenses to operations as incurred. AngioGenex, Inc. expects its research and development expenses to increase significantly in the future as its product candidates move through pre-clinical testing and towards and into clinical trials.

At this time, due to the risks inherent in the drug discovery and clinical trial process and given the early stage of our product development programs, AngioGenex, Inc. is unable to predict with certainty the costs we will incur in the continued development of its product candidates for potential commercialization. However, the Company can anticipate, based on industry averages, that the completion of all phases of required human testing and the obtaining of FDA approval can cost between $50 million to $250 million depending on a number of variables. AngioGenex's current business plan does not anticipate the Company's completing the process through to FDA approval on its own. AngioGenex expects to obtain a strategic partner in the later stages of development, that will be able to provide significant funding in return for a share of the royalties from the eventual sales of the product.

With pre-clinical and clinical development timelines, the probability of success and development costs varies significantly. However AngioGenex, Inc. expects that it will require approximately $2.5 million over the next twelve months to optimize its lead drug candidates and prepare one compound for IND filing. While AngioGenex, Inc. is currently focused on advancing each of its product development programs, AngioGenex, Inc. anticipates that it will make determinations as to the scientific and clinical success of each product candidate, as well as ongoing assessments as to each product candidate's commercial potential. In addition, AngioGenex, Inc. cannot forecast with any degree of certainty which product candidates will be subject to future partnering, when such arrangements will be secured, if at all, and to what degree such arrangements would affect our development plans and capital requirements. As a result, AngioGenex, Inc. cannot be certain when and to what extent it will receive cash inflows from the commercialization of its product candidates.

AngioGenex expects its development expenses to be approximately $2.5 million over the 12 month period ending December 31, 2006, which will be used to accomplish the near term goals set forth below. AngioGenex, Inc. expects these expenditures to increase as it continues the advancement of its product development programs. To date, AngioGenex, Inc. has not yet initiated clinical trials for any of its product candidates. The lengthy process of completing clinical trials and seeking regulatory approval for its product candidates typically requires expenditures in excess of approximately $50 million.
While AngioGenex is currently focused on advancing each of its product development programs, it anticipates that it will make determinations as to the scientific and clinical success of each product candidate, as well as ongoing assessments as to each product candidate's commercial potential. In addition, AngioGenex cannot forecast with any degree of certainty which product candidates will be subject to future partnering, when such arrangements will be secured, if at all, and to what degree such arrangements would affect our development plans and capital requirements. As a result, we cannot be certain when and to what extent it will receive cash inflows from the commercialization of its product candidates.

Any failure by AngioGenex, Inc. or delay in completing clinical trials, or in obtaining regulatory approvals, would cause AngioGenex, Inc.'s research and development expenses to increase and, in turn, have a material adverse effect on AngioGenex, Inc.'s results of operations, would require AngioGenex to seek additional capital, and would put into question its ability to continue as a going concern.

GENERAL AND ADMINISTRATIVE EXPENSES

AngioGenex Inc.'s general and administrative expenses principally comprise salaries and benefits and professional fees related to AngioGenex, Inc.'s administrative, finance, human resources, legal and internal systems support functions. In addition, general and administrative expenses include insurance and facilities costs.

AngioGenex Inc. anticipates increases in general and administrative expenses as it adds personnel, becomes subject to the reporting obligations applicable to publicly-held companies, and continues to develop and prepare for the commercialization of its product candidates.

APPLICATION OF CRITICAL ACCOUNTING POLICIES AND ESTIMATES USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RESEARCH AND DEVELOPMENT

Research and Development - AngioGenex, Inc. sponsored research and development costs related to future products and redesign of present products are expensed as incurred. Such costs are offset by proceeds from research grants.

PATENT EXPENSES

Legal costs directly associated with obtaining patents are capitalized. Upon issuance of a patent, amortization is computed on the straight-line method over an estimated useful life of seventeen years.

LONG-LIVED ASSETS

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. The carrying amount is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying amount is not recoverable, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds its fair value.

REVENUE RECOGNITION

AngioGenex, Inc.'s revenues have been generated primarily from out-licensing fees, and the proceeds from scientific research grants. AngioGenex, Inc. applies the guidance provided by SEC Staff Accounting Bulletin Topic 13, "Revenue Recognition" ("Topic 13"). Under the provisions of Topic 13, AngioGenex, Inc. recognizes revenue from commercial and government research agreements as services are performed, provided a contractual arrangement exists, the contract price is fixed or determinable and the collection of the contractual amounts is reasonably assured. In situations where AngioGenex, Inc. receives payment in advance of the performance of services, such amounts are deferred and recognized as revenue as the related services are performed. Deferred revenues associated with services expected to be performed within the 12 - month period subsequent to the balance sheet date are classified as a current liability. Deferred revenues associated with services expected to be performed at a later date are classified as non-current liabilities.

STOCK-BASED COMPENSATION

AngioGenex, Inc. accounts for employee stock options using the fair-value method in accordance with Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation." Other issuances of common stock, stock options, warrants or other equity instruments to employees and non-employees as the consideration for goods or services AngioGenex, Inc. receives are accounted for based on the fair value of the equity instruments issued (unless the fair value of the consideration received can be more reliably measured). Generally, the fair value of any options, warrant or similar equity instruments issued have been estimated based on the Black-Scholes option pricing model.

NET OPERATING LOSSES AND TAX CREDIT CARRYFORWARDS

At March 31, 2005 and September 30, 2005, AngioGenex, Inc. had estimated federal and state net operating loss carryforwards of approximately
$2,943,000 million and $3,191,000 million, respectively. The federal net operating loss carryforwards begin to expire in 2024 and state net operating loss carryforwards begin to expire in 2014, if not utilized. Under the provisions of Section 382 of the Internal Revenue Code, substantial changes in AngioGenex, Inc.'s ownership may limit the amount of net operating loss carryforwards that can be utilized annually in the future to offset taxable income. A valuation allowance has been established to reserve the potential benefits of these carryforwards in AngioGenex, Inc.'s financial statements to reflect the uncertainty of future taxable income required to utilize available tax loss carryforwards and other deferred tax assets. If a change in AngioGenex, Inc.'s ownership is deemed to have occurred or occurs in the future, AngioGenex, Inc.'s ability to use its net operating loss carryforwards in any fiscal year may be significantly limited.

RESULTS OF OPERATIONS SIX MONTHS ENDED SEPTEMBER 30, 2005
AND SEPTEMBER 30, 2004

Grant Revenue. AngioGenex, Inc. received $12,180 and $27,508 at September 30, 2005 and 2004, respectively, in grant revenue in 2005 pursuant to an SBIR from the NIH with the Company's collaborator, BioCheck Inc. It provided funding for research in the area ID protein detection.

Research and Development Expenses. Research and development expenses in 2005 decreased from $204,944 for the six months ended September 30, 2004 to $154,478 for the six months ended September 30, 2005. The decrease was due primarily to more limited available funding. Expenditures included the use of contracted services to perform pre-clinical drug development work, necessary to optimizing the ID inhibitor molecules that it has identified and moving a lead drug candidate into toward clinical trials.

General and Administrative Expenses. General and administrative expenses decreased from $23,977 for the six months ended September 30, 2004 to $7,169 million for the same period in 2005. The expenditures were primarily for professional services and office overhead.

Interest Expense. Interest expense decreased from $600,870 for the six months ended September 30, 2004 to $17,708 for the six months ended September 30, 2005. This was due entirely to the amortization of the discounts on the beneficial conversion feature and warrants attached to the convertible debt. AngioGenex's interest expense primarily accrues on convertible notes payable. At September 30, 2005, the outstanding principal and accrued interest on these notes totaled $917,052. In September 2005. AngioGenex borrowed an additional $25,000, bringing the total principal and accrued interest on all notes to $942,052.

YEARS ENDED MARCH 31, 2005 AND 2004

Grant Revenue. AngioGenex received its first grant revenue in 2005. Grant revenue for the year ended March 31, 2005 amounted to $27,508.

Research and Development Expenses. Research and development expenses increased from $295,603 for the year ended March 31, 2004 to $391,268 for the year ended March 31, 2005. This increase includes increases of in expenses related to consultants and outside services, and in supplies used by AngioGenex's scientists for experiments. All of these increases are attributable to increasing the level of effort on AngioGenex's drug discovery programs based on encouraging results from preliminary studies in the area of ID inhibition and anti-angiogenesis.

General and Administrative Expenses. General and administrative expenses increased from $35,170_ for the year ended March 31, 2004 to $58,294 for the year ended March 31, 2005. While general and administrative expenses remained at minimal levels through both 2004 and 2005, these increases were incurred in support of efforts to raise capital to fund the increased research and development efforts. The increases in these expenses were principally for professional fees and outside services.

Interest Expense. Interest expense amounted to $50,703 and $850,938 for the years ended March 31, 2004 and 2005, respectively. AngioGenex's interest expense is primarily attributable to convertible notes payable.

LIQUIDITY AND CAPITAL RESOURCES

Since its inception, AngioGenex's operations have been financed through the private placement of its equity and debt securities. Through September 30, 2005, AngioGenex had received net proceeds of approximately $1,440,000 from the sale of shares of common stock and from the issuance of convertible promissory notes.

As of September 30, 2005, AngioGenex had $5,823in cash and cash equivalents. For the six months ended September 30, 2005, net cash used in operating activities was $70,678, compared to $416,730 for the same period in 2004. The decrease in net cash used in operating activities was due primarily to the amortization of the discount on beneficial conversion feature and warrants attached to the convertible debt that occurred in 2004.

Our future capital uses and requirements depend on numerous forward-looking factors. These factors include but are not limited to the following:

   o The progress of AngioGenex, Inc.'s drug discovery and development efforts;
   o AngioGenex, Inc.'s ability to establish and maintain strategic partnerships, including licensing its proprietary drug development candidates or other technologies to other companies;
   o The costs of asserting or defending patent claims or other intellectual property rights;
   o The costs of establishing manufacturing, sales or distribution capabilities; and
   o  The commercial success of AngioGenex, Inc.'s products.


AngioGenex, Inc. believes that the proceeds from its capital formation efforts in the form of private placements of equity or convertible debentures to be undertaken in the first quarter of 2006 , will be sufficient to meet AngioGenex, Inc.'s projected operating requirements at least through December 2006.

Until AngioGenex, Inc. can generate significant cash from its operations, it expects to continue to fund its operations with cash resources generated from the proceeds of offerings of the Registrant's equity securities. In addition, AngioGenex, Inc. may finance future cash needs through the sale of other equity securities of the Registrant, strategic collaboration agreements and debt financing. However, AngioGenex, inc. may not be successful in obtaining collaboration agreements, or in receiving milestone or royalty payments under those agreements. In addition, AngioGenex Inc. cannot be sure that that additional financing will be available as needed or that, if available, financing will be obtained on terms favorable to AngioGenex, Inc. or the stockholders of the Registrant. Having insufficient funds may require AngioGenex, Inc. to delay, scale back or eliminate some or all of its development programs, relinquish some or even all rights to product candidates at an earlier stage of development or renegotiate less favorable terms than AngioGenex, Inc. would otherwise choose. Failure to obtain adequate financing also may adversely affect AngioGenex, Inc.'s ability to operate as a going concern. If AngioGenex, Inc. raises additional funds from the issuance of equity securities by the Registrant, substantial dilution to existing stockholders of the Registrant would likely result. If AngioGenex, Inc. raises additional funds by incurring debt financing, the terms of the debt may involve significant cash payment obligations as well as covenants and specific financial rations that may restrict AngioGenex, Inc.'s ability to operate its business.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards, or SFAS, No. 123(R), Share-Based Payment, a revision of SFAS No. 123, Accounting for Stock-Based Compensation, and superseding APB Opinion No. 25, Accounting for Stock Issued to Employees.
SFAS No. 123(R) requires all companies to measure compensation cost for share-based payments, including grants of employee stock options, at fair value and recognize the cost over the vesting period of the award. SFAS No. 123(R) is effective the first annual period beginning after June 15, 2005. As AngioGenex, Inc. had previously adopted SFAS No. 123, including accounting for employee stock options using the fair-value method, AngioGenex, inc. does not expect SFAS No. 123(R) to have a material impact on its financial statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The primary objective of AngioGenex Inc.'s investment activities is to preserve its capital for the purpose of funding operations, while at the same time maximizing the income AngioGenex Inc. receives from its investments without significantly increasing risk. To achieve these objectives, AngioGenex, Inc.'s investment policy allows it to maintain a portfolio of cash equivalents and short-term investments in a variety of securities, including commercial paper and money market funds. AngioGenex, Inc.'s cash and investments at September 30, 2005 consisted primarily of commercial paper.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the beneficial ownership of the Registrant's Class A common stock by executive officers and directors, as well as stockholders who are known by us to own beneficially more than 5% of our common stock, as of November 30, 2005. Except as listed below, the address of all owners listed is c/o AngioGenex Inc., 425 Madison Avenue, Ste 902, New York, NY 10017.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our voting Common Stock. Except as noted the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares of common stock used to calculate the percentage ownership of each listed person includes the shares of common stock underlying options or warrants and shares issuable upon conversion of notes payable. The table below is calculated based upon the outstanding shares of AngioGenex, not Public AngioGenex.

                                                              Shares
                                                              Beneficially
                                                              Owned
                                                              ---------------
Michael Strage - founder and Chairman of the Board (1)        3,361,337

Atypical BioVentures Fund, LLC (2)                            7,406,693

William Garland - Chief Operating Officer (3)                 1,250,000

Richard Salvador - Founder, President and Chief
Executive Officer (4)                                         2,123,004

George Gould - V.P. and General Counsel (5)                     725,334

Martin Murray - Secretary, and Chief Financial Officer (6)      189,000

All Directors and Officers' as a group                        7,648,676


(1) Includes shares underlying options, issuable with convertible rights, and warrants of 300,000, 187,709, 182,625, and 120,000 respectively.
(2) Includes shares issuable in connection with conversion rights and warrants of 3,754,188 and 3,652,505, respectively. Does not include any shares underlying any options that may be earned by Aurora Capital LLC, an affiliate, in its role as Placement Agent.
(3)  Includes 470,000 shares underlying options.
(4) Includes shares underlying options, issuable with convertible rights, underlying warrants, and owned by family members of 290,000, 563,128, 547,876, and 52,000, respectively.
(5) Includes shares underlying options, issuable with conversion rights, and warrants of 140,000, 187,709, and 182,625, respectively.
(6)  Includes 60,000 shares underlying options.

From time to time, the number of our shares held in the "street name" accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares of our common stock outstanding.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

PRINCIPAL MEMBERS OF THE ANGIOGENEX, INC. TEAM

The AngioGenex team consists of leading scientists in the field of Id genes and Id proteins, including Dr. Benezra and several other experts who are members of the Company's Scientific Advisory Board (SAB). It also includes individuals who are knowledgeable and experienced in the acquisition and protection of intellectual property and in business development. Other members are experts regarding the needs and expectations of healthcare companies and the FDA drug development process. This team gives the Company strength in key areas needed for the discovery and development of pharmaceutical products.


KEY MEMBERS OF THE ANGIOGENEX, INC. TEAM

Management    Role           Background
----------    ----           ----------
Richard       CEO/President  Board of Directors Daiichi Asubio Pharmaceutical
Salvador,                    Research Laboratories (US); Consultant to
PhD                          Biopharmaceutical Sector,Senior Scientific Advisor
                             to Axonyx, Inc. and HMGene Inc.; Former VP and
                             International Director of Preclinical Development,
                             Hoffmann La Roche Inc.

William       COO            Principal JAWA Enterprises, a consultancy serving
Garland                      the Pharmaceutical and Biotechnology industry;
PhD                          Board of Directors Lpath, Inc.; SAB member of Tosk
                             Inc., Former VP Scientific Affairs Atairgin
                             Technologies Inc.;
                             Former Executive VP Pharmaceutical Development,
                             Centaur Pharmaceuticals Inc.; Former Senior
                             Director & Head US International Project
                             Management, Hoffmann-La Roche Inc.
Michael       VP Business    Co-founder, former  VP  and Chief Administration
Strage,       Development    Officer, Axonyx Inc.; Former Associate, Hancock,
Esq                          Rothert & Bunschoft Law Firm; Former Attorney,
                             Manhattan District Attorney Office.

George        General &      Of-Counsel for Gibbons, DelDeo, Dolan, Griffinger
Gould,        Patent         and Vecchione; Board of Directors Protein Design
Esq           Counsel        Labs Inc., Tapestry Pharmaceuticals Inc and
                             Supratek Pharma, Inc.; Former Chief Patent Counsel
                             and VP Licensing
                             and Corporate Development, Hoffmann La Roche, Inc.

Marty         Controller     Murray and Josephson, CPA, LLC; Formerly with
Murray,                      Richard Eisner & Company
MBA/CPA


                                     57


Scientific
Advisory
Board         Role           Background
----------    ----           ----------
Robert        Chairman       Member and Head Molecular Mechanism of
Benezra,      SAB            Differentiation and Mitotic Checkpoint Control
PhD                          Laboratory, MSKCC

Antonio       SAB            Professor Neurology & Institute for Cancer
Iavarone,                    Genetics, Columbia Presbyterian Hospital
MD

Neil Rosen,   SAB            Member MSKCC; Professor Cell Biology & Medicine,
PhD, MD                      Weil Medical College, Cornell University

Patricia      SAB            Professor of Ophthalmology (Pathology), Schepens
D'Amore,                     Eye Research Institute (Harvard)
PhD

Shahin        SAB            Professor of Geriatric Medicine, Weill Medical
Rafii, MD                    College, Cornell University

Glenn         SAB            Practicing  Ophthalmologist;  Clinical  Professor
Stoller, MD                  Ophthalmology  at  Presbyterian  Hospital, Weill
                             Medical Center, Cornell University

John Chen,    SAB            Founder,  CEO  &  Chairman of BioCheck, Inc.;
PhD                          Founder and Director Rapid Diagnostics, Inc.;
                             Founder  Medix BioTech Inc., Founder  Pacific
                             Biotech  Inc; Former Scientist at Sigma Chemical
                             Company, Mallinckrodt Inc. and Beckman
                             Instruments Inc.


The name, age and business experience of each of AngioGenex, Inc.'s directors and executive officers as of the date of this report are shown below. Each such person became an officer and/or director of the Registrant on December 30, 2005 upon the closing of the merger.

RICHARD A. SALVADOR, PH.D. (AGE 72)
CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR

Dr. Salvador was with Hoffmann-La Roche, Inc. from 1970 to 1997, most recently as Vice-President and Director of International Pre-clinical Development and Deputy to the President, International Research and Development. The three major departments reporting to him worldwide were Toxicology and Pathology, Drug Metabolism, and Pharmaceutical Research and Development. In the U.S., Dr. Salvador was responsible for approximately 350 personnel and an annual budget in excess of $60 million. Dr. Salvador was also a member of key international Hoffman-La Roche R&D committees.


Dr. Salvador is on the Board of Directors of Suntory Pharmaceutical Research Laboratories, Cambridge, MA, and was a Senior Scientific Advisor to Axonyx Inc., New York, NY. He has served as a consultant to the biotechnology industry in recent years. Dr. Salvador has a Ph.D. in Pharmacology from George Washington University, Washington, DC.


WILLIAM A. GARLAND, PH.D. (AGE 60)
VICE PRESIDENT AND CHIEF OPERATING OFFICER.

Dr. Garland joined the Company in 2001. From 1994 to 2000, Dr. Garland was Executive Vice President Pharmaceutical Development with Centaur Pharmaceuticals Incorporated, a Silicon Valley development stage biopharmaceutical company. At Centaur, he was responsible for all aspects of pre-clinical drug testing, the design and execution of clinical studies, quality assurance, quality control, pilot manufacturing, interactions with the FDA and international drug regulatory authorities along with presentation of Centaur's development efforts to potential corporate partners and investors. While at Centaur he progressed three projects from discovery stage to Phase II clinical testing, and helped manage the growth of Centaur from fewer than a dozen employees to more than 100 employees in a six-year period. At Centaur, Dr. Garland also co-invented a compound, CPI-1189, that demonstrated efficacy in two Phase II clinical trials, and was a key participant in the successful negotiation of an $80 million corporate alliance with Arcus, Astra AB's neuroscience company, and the successful negotiation of a $30 million corporate alliance with Lundbeck A/S. CPI-1189 is currently in Phase III clinical development as REN-1654 (Renovis Inc.).

Dr. Garland was with Hoffmann-La Roche, Inc. from 1974-1994, most recently as Senior Director and U.S. Head of International Project Management. During his 20-year tenure at Roche, he managed groups consisting of as many as 100 scientific and administrative personnel. Immediately prior to joining AngioGenex, he was Vice President Scientific Affairs of Atairgin Technologies, Inc. an emerging healthcare technology company, where he was responsible for all aspects of R&D, quality and clinical effort associated with the Company's oncology-related diagnostic and therapeutic efforts. Dr. Garland received a BS in chemistry from the University of San Francisco and a Ph.D. in medicinal chemistry from the University of Washington. He has authored or co-authored over 100 scientific publications.

MICHAEL M. STRAGE (AGE 46)
CHAIRMAN AND VP BUSINESS DEVELOPMENT

Mr. Strage was a co-founder of Axonyx Inc., a publicly traded biotechnology company (NASD: AXYX) engaged in the development of drugs to treat Alzheimer's disease. As a founding Officer and Director he was responsible for all business and administrative aspects of Axonyx from its inception in 1996 to its listing on the NASDAQ-NMS in January 2001. As Vice President and Chief Administrative Officer of Axonyx, Mr. Strage was responsible for negotiating all of the company's major corporate transactions including the agreements under which Axonyx first acquired its intellectual property portfolio that includes the commercial rights to the pre-clinical research and development programs at New York University School of Medicine and the National Institute on Aging, and subsequently out-licensed some of those rights through pharmaceutical joint development agreements, including a major world-wide licensing agreement with Serono International S.A. In addition, Mr. Strage directed all aspects of the administrative operations of Axonyx including finance, where he participated actively in each of the multiple phases of the company's capital formation, budgeting, human resources, infrastructure, corporate communications and investor relations As Chairman and founder of AngioGenex, Mr. Strage recruited and assembled the AngioGenex management team and its Scientific Advisory Board. On the Company's behalf, he acquired the exclusive rights to Dr. Benezra's anti-cancer work by negotiating the Company's Industrial Research and Commercial licenses with MSKCC. Mr. Strage was responsible for raising the seed capital used to create the Company and that funded the collaboration with MSKCC. Prior to joining Axonyx in 1996, Mr. Strage was an associate at the Los Angeles law firm of Hancock, Rothert & Bunschoft and prior thereto an assistant district attorney at the Manhattan District Attorney's office.


GEORGE GOULD, ESQ. (AGE 69)
VICE PRESIDENT AND GENERAL COUNSEL, DIRECTOR.

Mr. Gould was the Chief Patent Counsel and Vice President of Licensing and Corporate Development at Hoffmann-La Roche, Inc. from 1989 to 1996. Since 1989, Mr. Gould has also been a Director of Protein Design Labs, Inc. (NASD: PDLI), a biotechnology company engaged in the development of humanized monoclonal antibodies for the prevention and treatment of disease, with a current market capitalization of $2.4 billion, of Tapestry Pharmaceuticals, Inc. (NASD:TAPH - formerly NaPro Biopharmaceuticals, Inc.) an early stage targeted oncology products company and Supratek Pharma, Inc., a private formulation development company. Since 1996, Mr. Gould has taught patent law at Seton Hall University Law School and has been "of-counsel" to the law firm of Gibbons, DelDeo, Dolan, Griffinger & Vecchione. Mr. Gould has degrees in Chemistry from Johns Hopkins University and received law degrees from Columbia University and New York University.

MARTIN F. MURRAY CPA, MBA (AGE 42)
CONTROLLER SECRETARY/TREASURER, CFO, DIRECTOR.

Mr. Murray 38 is a founder and managing partner of Murray and Josephson, CPAs, LLC. He previously held the position of managing partner at the accounting firm of Leeds & Murray, and audit manager with Eisner, LLP. His experience includes providing accounting, auditing, tax, and consulting services for publicly-traded and privately-owned companies, including: professional organizations, biotechnology companies, creative artists, and manufacturing firms. Mr. Murray has appeared on television news as a guest expert and has led a series of Continuing Professional Education seminars. He is a member of the tax section of the American Institute of Certified Public Accountants, and the New York State Society of Certified Public Accountants where he served on the health care committee. He earned his MBA in taxation from Baruch College where he also earned his BBA in Accountancy.


There are no agreements or understandings for any of our executive officers or directors to resign at the request of another person and no officer or director is acting on behalf of nor will any of them act at the direction of any other person.

Directors are elected until their successors are duly elected and qualified.

Audit and other Committees
--------------------------

We currently do not have standing audit, nominating or compensation committees. Currently, our entire board of directors is responsible for the functions that would otherwise be handled by these committees. We intend, however, to establish an audit committee and a compensation committee of the board of directors as soon as practicable. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls. The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers.

Our board of directors has not made a determination as to whether any member of our board is an audit committee financial expert. Upon the establishment of an audit committee, the board will determine whether any of the directors qualify as an audit committee financial expert.

DIRECTOR COMPENSATION

We have not paid our directors fees in the past for attending scheduled and special meetings of our board of directors. In the future, we may adopt a policy of paying independent director a fee for their attendance at board and committee meetings. We do reimburse each director for reasonable travel expenses related to such director's attendance at board of directors and committee meetings.

FAMILY RELATIONSHIPS

There are no family relationships among our directors or officers.

EXECUTIVE COMPENSATION


The following table summarizes the compensation that Private AngioGenex paid to its Chief Executive Officer and each of its three other most highly compensated executive officers during the years ended March 31, 2005, 2004, 2003 and the period ended September 30, 2005. No other executive officer received salary and bonus compensation from Private AngioGenex in excess of $100,000 in the year ended March 31, 2005.



Summary Compensation Table



             Year                   Other                Securities         All
Name and     Ended                  Annual        Stock  Underlying  LTIP  Other
Principal     March  Salary  Bonus Compensation Award(s) Options   Payouts Comp.
Position      31,     ($)    ($)      ($)         ($)      ($)       ($)   ($)
------------ ------- ------- ----- ------------ -------- --------- ------- -----
Richard
Salvador (1) 2005                                 29,000
President    2005                                      -
/CEO         2004          -     -            -        -         -       -     -
             2003          -     -            -        -         -       -     -

William
Garland (1)  2005                        30,000   59,289
Chief        2005                        60,000
Operating    2004          -     -       60,000        -         -       -     -
Officer      2003          -     -       60,000        -         -       -     -

Michael
Strage (1)   2005                                 29,644
Chairman,    2005          -     -            -        -         -       -     -
Vice-        2004          -     -            -        -         -       -     -
President    2003          -     -            -        -         -       -     -


(1) On December 30, 2005, we acquired AngioGenex, Inc, a New York corporation in a reverse acquisition transaction that was structured as a merger and in connection with that transaction, Mr.Salvador became our Chief Executive Officer and President, and Messrs Garland and Strage became our executive offices. Prior to the effective date of the reverse acquisition, Messrs Salvador, Garland and Strage served AngioGenex, Inc, a New York corporation in the same capacities that they currently serve us. The annual, long term and other compensation shown in this table includes the amount Messrs Salvador, Garland and Strage received from AngioGenex, Inc, a New York corporation prior to the consummation of the reverse acquisition.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth certain information with respect to stock options granted to the individuals named in the Summary Compensation Table during the fiscal year ended March 31, 2005, including the potential realizable value over the ten-year term of the options, based on assumed rates of stock appreciation of 5% and 10%, compounded annually, minus the applicable per share exercise price.

      These assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock price. We cannot assure you that any of the values in the table will be achieved. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock and overall stock market conditions. The assumed 5% and 10% rates of stock appreciation are based on the assumed initial public offering price of $0.50 per share. The percentage of total options granted is based upon our granting options to employees, directors and consultants in 2005 to purchase an aggregate of 705,000shares of our common stock.



                              Individual Grants
                              -----------------

                      Number of
                      Shares       Employees   Exercise
                      Underlying   in Last     Price
                      Optioins     Fiscal      per       Expiration
Name                  Granted      Year        Shares    Date
------------------------------------------------------------------
William  Garland     240,000      34%          $0.01     5/31/2010
Richard Salvator     120,000      17%          $0.01     5/31/2010
Michael Strage       120,000      17%          $0.01     5/31/2010


(1) Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table describes for the named executive officers the number and value of securities underlying exercisable and unexercisable options held by them as of September 30, 2005.

                                                         Value of
                                Number of Securities     Unexercised In
                                Underlying Unexercised   the Money
           Shares               Options at Sept 30       Options at
           Acquired             2005                     Sept. 30, 2005
           On         Value     Exercisable/             Exercisable/
Name       Exercise  Realized   Unexercisable            Unexercisable
----------------------------------------------------------------------
William     -0-        -0-            ./.                $ -0- / $-0-
Garland

Richard     -0-        -0-            ./.                $ -0- / $-0-
Salvator

Michael     -0-        -0-            ./.                $ -0- / $-0-
Strage


EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

      We have not entered into any employment agreements with any of our executive officers or other employees.


INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

Our Bylaws provide for the indemnification of our directors and officers, past, present and future, under certain circumstances, against attorney's fees, judgments, fines and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of us. We will also bear expenses of such litigation for any of our directors, officers, employees or agents upon such persons promise to repay us therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Exchange Act of 1934 may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EMPLOYEE BENEFIT AND STOCK PLAN

In January 2004 we approved a Stock Option Plan (the "Plan") under which officers, employees, directors and consultants may be granted incentive or non-qualified stock options to acquire common stock. The incentive stock options granted under the Plan are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986. The exercise price of each option is no less than the market price of the Company's stock on the date of the grant, and an option's maximum term is ten years.

In connection with the merger we issued 1,900,000 stock options authorized under the Plan. Under the Plan we may grant options to purchase an aggregate of 5,000,000 shares of Common Stock as incentives to management, employees, consultants and others.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We believe that the terms obtained and the consideration that the Company paid or received in connection with the transactions described below are comparable to terms available or the amounts that would be paid or received as applicable, in arm's length transactions.

LEGAL REPRESENTATION

Since its inception the Company has retained and employed the law firm of Gibbons, Del Deo, Dolan, Griffinger & Vecchione as outside patent and intellectual property counsel. George Gould, an Officer and Director of the Company is Of Counsel to Gibbons, Del Deo Dolan, Griffinger & Vecchione.

ACCOUNTING SERVICES

The Company employs Murray Josephson, CPAs, LLC to provide outside bookkeeping, accounting and tax filing services, but not audit services. Martin Murray, the Company's CFO, Controller and Secretary/Treasurer and a Director is a principal of Murray Josephson, CPAs, LLC.

CONVERTIBLE PROMISSORY NOTES

In the first Quarter of 2004 the Company issued convertible promissory notes pursuant to the convertible note financing completed on March 30, 2004. See "Description of Securities" for a description of the Convertible Notes and the related Common Stock Purchase Warrants that were issued in connection with the convertible note financing. The following Officers and Directors and Consultants participated in that financing and received the right to convert their notes into shares of common stock and they own warrants to purchase shares of common stock as follows:


                              Amount
                             Invested                 Shares          Warrants
                             -------------------------------------------------
Michael Strage                $25,000                 182,625          182,625
Richard Salvador              $75,000                 547,876          547,876
George Gould                  $25,000                 182,625          182,625
Glenn Stoller                 $20,000                 146,100          146,100


Other Transactions
------------------

The Company borrowed $25,000 from Michael Strage, our Chairman and Vice President in March 2002 and repaid it, with 6% interest in March, 2004.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

References made to the disclosure set forth under Item 4.01 of this report, which disclosure is incorporated by reference into this section.


DESCRIPTION OF SECURITIES

COMMON STOCK OF ANGIOGENEX

Following the Merger, AngioGenex, Inc. is authorized to issue 70 million shares of Common Stock, par value $0.001. Common Stockholders are entitled to one vote per share, without cumulative voting, on all matters to be voted on by stockholders, including the election of directors of AngioGenex, Inc., subject to any preferences or class voting that may be applicable to any Preferred Stock (see below) that may be issued and outstanding. Holders of the Common Stock of AngioGenex, Inc. are also entitled to receive ratably, such dividends as may be declared by the board of directors out of funds legally available therefore. In the event of a liquidation or dissolution of AngioGenex, Inc., holders of the Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding shares of any Preferred Stock, if any. The Common Stock has no preemptive or other subscription rights. All shares of Common Stock of Public Company outstanding prior to the Merger were validly issued, are fully paid and non-assessable as will be all shares of Common Stock outstanding after the completion of the Merger.

PREFERRED STOCK OF PUBLIC ANGIOGENEX

AngioGenex, Inc. is authorized to issue up to five million (5,000,000) shares of preferred stock in such series and with such rights and privileges as determined by the Board of Directors. There are no such shares currently issued and outstanding.

CONVERTIBLE NOTES AND WARRANTS

CONVERTIBLE NOTES

On March 30, 2004, the Company issued Convertible Notes maturing on December 30, 2004 with a face amount due at maturity of $875,000 bearing interest at LIBOR (London Interbank Offered Rate) in the form of PIK (paid-in-kind). The notes may be converted into 6,391,883 shares ($0.13689 per share) of the Company's Common Stock. There are certain default and penalty provisions and registrations rights attributable to the holders of the Convertible Notes $500,000 of the Convertible Notes are owned by Atypical BioVentures Fund LLC, an affiliate of the Placement Agent. $30,000 of such Convertible Notes are owned by an employee of the Placement Agent. $145,000 of such Convertible Notes are owned by officers, directors and advisors to the Company as describe in the "Related Party and Certain Transactions". The Convertible Notes have certain anti-dilution and registrations rights provisions in respect to the shares of common stock issuable upon conversion. See "Related Party and Certain Transactions." See "Registration and Anti-Dilution Rights."

WARRANTS

Purchasers of the Convertible Notes also received warrants exercisable for ten years, into the same number of shares as may be issued upon conversion of the Convertible Note. The exercise price per share is $0.15058. The warrant holders have the same registration rights in respect to the shares of Common Stock underlying their warrants as are attributable to the shares of Common Stock into which their Notes may convert. The shares of Common Stock underlying the warrants contain certain anti-dilution and registration rights. Holders of these warrants have certain registration and anti-dilution rights. See "Registration and Anti-Dilution Rights."

COMMON STOCK OF THE COMPANY

The Company on a post-merger basis is authorized to issue 70 million shares of Common Stock, par value $0.001. Common Stockholders are entitled to one vote per share, without cumulative voting, on all matters to be voted on by stockholders, including the election of directors of the Company, subject to any preferences or class voting that may be applicable to any Preferred Stock (see below) that may be issued and outstanding. Holders of the Common Stock of the Company are also entitled to receive ratably, such dividends as may be declared by the board of directors out of funds legally available therefore.
In the event of a liquidation or dissolution of the Company, holders of the Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding shares of any Preferred Stock, if any. The Common Stock has no preemptive or other subscription rights. All shares of Common Stock outstanding were validly issued, are fully paid and non-assessable as will be all shares of Common Stock outstanding after the consummation of the Merger.

PREFERRED STOCK OF THE COMPANY

The Company is authorized to issue up to five million shares of preferred stock, $0.001 par value. Such preferred stock may be issued by AngioGenex while a subsidiary of AngioGenex. Such preferred stock may be issued by the Board of Directors of AngioGenex. There are no shares of preferred stock issued or outstanding.

TRANSFER AGENT

Our transfer agent is Nevada Agency & Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501, telephone number (775) 322-0626.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Currently, the common stock of the company is not traded on any stock exchange

DISCLOSURE REGARDING COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Currently, the common stock of the company is not traded on any stock exchange.



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DIVIDENDS

The Registrant has never paid or declared any dividend on its Class A common stock and does not anticipate paying cash dividends in the foreseeable future.

Holders of Class A common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. No dividends have been paid on our common stock, and we do not anticipate paying any dividends on our common stock in the foreseeable future.

REPORTS TO STOCKHOLDERS

We plan to furnish our stockholders with an annual report for each fiscal year ending December 31 containing financial statements audited by our independent certified public accountants. Additionally, we may, in our sole discretion, issue unaudited quarterly or other interim reports to our stockholders when we deem appropriate. We intend to maintain compliance with the periodic reporting requirements of the Securities Exchange Act of 1934.

Approximate Number of Holders of Our Common Stock
-------------------------------------------------

On January 3, 2006, there were approximately 246 stockholders of record of our common stock.


RECENT SALES OF UNREGISTERED SECURITIES

As described in Item 2.01 of this Current Report on Form 8-K, the Registrant issued to AngioGenex, Inc.'s shareholders on December 31, 2005, in connection with its acquisition of AngioGenex, Inc. 11,187,000 shares of the Registrant's restricted common stock in conversion of all of the 11,187,000 shares of outstanding AngioGenex, Inc.'s common stock on the date of the merger and issued stock options and warrants to purchase a total of 8,584,883 shares of the Registrant's common stock in exchange for the cancellation of all of AngioGenex, Inc.'s outstanding warrants and stock options, with the warrants and options issued by the Registrant having the same exercise prices and other terms as the cancelled warrants and stock options to purchase AngioGenex, Inc. common stock.


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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As described in Item 2.01 of this Current Report on Form 8-K, the Registrant issued to AngioGenex, Inc.'s shareholders on December, 31, 2005, in connection with its acquisition of AngioGenex, Inc. 11,187,000 shares of the Registrant's common stock in conversion of all of the 11,187,000 shares of outstanding AngioGenex, Inc.'s common stock on the date of the merger and issued stock options and warrants to purchase a total of 14,976,766 shares of the Registrant's common stock in exchange for the cancellation of all of AngioGenex, Inc.'s outstanding warrants and stock options, with the warrants and options issued by the Registrant having the same exercise prices and other terms as the cancelled warrants and stock options to purchase AngioGenex, Inc. common stock. The issuance of our shares to these individuals was made in reliance on the exemption from registration provided by Rule 506 under Regulation D promulgated pursuant to Section 4(2)of the Securities Act of 1933.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

In connection with the merger described in Section 2.01 of this Current Report on Form 8-K, the Registrant on December,30, 2005 issued 11,187,000 shares of its common stock to the former holders of all of AngioGenex, Inc.'s outstanding common stock and warrants and stock options to purchase a total of 14,868,600 shares of the Registrant's common stock to the former holders of all of the warrants and stock options to purchase shares of AngioGenex, Inc.'s common stock. As a result, the former shareholders of AngioGenex, Inc. owned approximately 89% of the Registrant's common stock immediately following the merger. The merger was unanimously approved by AngioGenex, Inc.'s shareholders. Under Nevada law, no approval of the merger by the Registrant's shareholders was required and such approval was not sought by the Registrant.

Concurrently with the closing of the merger, Ms. Evangelina Esparza resigned as the sole officer and director of the Registrant and AngioGenex, Inc.'s directors Michael Strage, George Gould, Richard Salvador, and Martin Murray, became the directors of the Registrant. No agreements exist to the knowledge of the Registrant among the former or present controlling stockholders of the Registrant and their associates with respect to the election of the Registrant's directors or any other matter that might result in a change of control of the Registrant.

No agreements exist among present or former controlling stockholders of the Registrant or present or former members of AngioGenex, Inc. with respect to the election of the members of the board of directors, and to the Registrant's knowledge, no other agreements exist which might result in a change of control of the Registrant.



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ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

Effective December, 30, 2005, Mrs. Esparza who was the Registrant's director prior to the effective time of the merger, resigned and appointed the following persons as the Registrant's directors and executive officers.

Richard Salvador, Chief Executive Officer, President and Director
Michael Strage, Esq. Vice President Business Development and Director
Bill Garland, Ph.D., CHIEF OPERATING OFFICER Vice President, Research and Development; George Gould, Esq., Vice President and Director Martin Murray, Vice President and Chief Financial Officer, and Director

This group has constituted the Board of Directors of Private AngioGenex and its management team since its inception 1n 1999. The COO Will Garland runs the day to day drug development projects and reports to Dr. Salvador the CEO. Mr. Strage handles administrative and legal matters, while Mr. Gould oversees all intellectual property matters related to licensing, partnering and patent protection.


ITEM 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year

Effective as of December 30, 2005, the Registrant's Board of Directors amended its Articles of Incorporation. The amended Articles change the name of Registrant from eClic, Inc. to AngioGenex, Inc.

(See Exhibit 3.4, filed as an exhibit to this Current Report on Form 8-K.)

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

ITEM 8.01.  OTHER EVENTS

Based on the acquisition of AngioGenex,Inc., the Registrant has moved its headquarters from 8455 W. Sahara, Suite 130, Las Vegas, NV. 89117 to 425 Madison Ave Suite 902, New York, New York 10017.



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ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements of business acquired.

The required financial statements of AngioGenex, Inc. for the periods specified in Rule 3-05(b) of Regulation S-X are included herein. This Current Report on Form 8-K provides hereto as Exhibit 99.2 the audited financial statements of AngioGenex, Inc. for the years ended March 31, 2005 and 2004, and the unaudited condensed interim financial statements for the six months ending September 30, 2005.

(c)     Exhibits:


         2.1** Acquisition Agreement and Plan of Merger, by and between eClic and AngioGenex, Inc. dated December 1, 2005.

         3.4** Amended Articles of Incorporation, dated December 30, 2005, for name change of eClic, Inc. to AngioGenex, Inc.

        10.1*     Genes to Leads(R) Agreement

        10.2*     Cengent Agreement

        10.3*     Research Study Agreement with Biocheck

        10.4*     Exclusive License Agreement with Sloan-Kettering

        21.       List of Subsidiaries:

                     AngioGenex Therapeutics, Inc.

        99.2*     Audited Financials for AngioGenex, Inc.

---------------
*  Filed herewith.
** Previously filed in the registrants Current Report of Form 8-K dated
   December 30, 2005.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AngioGenex, Inc.
                                ------------------------
                                      Registrant

                                By: /s/ Richard Salvador
                                ------------------------------------
                                 Name:  Richard Salvador
                                 Title: President/CEO

Dated:  January 6, 2006



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                                  Exhibit Index

        Exhibit
        Number    Description
        -------   -----------

         2.1** Acquisition Agreement and Plan of Merger, by and between eClic and AngioGenex, Inc. dated December 1, 2005.

         3.4** Amended Articles of Incorporation, dated December 30, 2005, for name change of eClic, Inc. to AngioGenex, Inc.

        10.1*     Genes to Leads(R) Agreement

        10.2*     Cengent Agreement

        10.3*     Research Study Agreement with Biocheck

        10.4*     Exclusive License Agreement with Sloan-Kettering

        21.       List of Subsidiaries:

                     AngioGenex Therapeutics, Inc.

        99.2*     Audited Financials for AngioGenex, Inc.

---------------
*  Filed herewith.
** Previously filed in the registrants Current Report of Form 8-K dated
   December 30, 2005.




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